Filed pursuant to Rule 424(b)(5)
Registration No. 333-289512

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 12, 2025)

$1,500,000,000

NXP B.V.

NXP FUNDING LLC

NXP USA, INC.

$500,000,000 4.300% Senior Notes due 2028

$300,000,000 4.850% Senior Notes due 2032

$700,000,000 5.250% Senior Notes due 2035

We are offering $500,000,000 aggregate principal amount of our 4.300% senior notes due 2028 (the “2028 Notes”), $300,000,000 aggregate principal amount of our 4.850% senior notes due 2032 (the “2032 Notes”) and $700,000,000 aggregate principal amount of our 5.250% senior notes due 2035 (the “2035 Notes” and, together with the 2028 Notes and the 2032 Notes, the “Notes”). We will pay interest on the 2028 Notes semi-annually on February 19 and August 19 of each year, beginning on February 19, 2026. We will pay interest on the 2032 Notes semi-annually on February 19 and August 19 of each year, beginning on February 19, 2026. We will pay interest on the 2035 Notes semi-annually on February 19 and August 19 of each year, beginning on February 19, 2026.

We may redeem each series of Notes, in whole or in part, at any time and from time to time, at the redemption prices described in this prospectus supplement under “Description of the Notes and the Note Guarantee—Optional Redemption.”

We may also redeem all of the Notes of a series at a redemption price equal to 100% of the principal amount of the Notes of such series plus accrued and unpaid interest, if any, to the redemption date in the event of certain changes in respect of withholding taxes, as described in this prospectus supplement under “Description of the Notes and the Note Guarantee—Redemption for Tax Reasons.” The Notes will be the senior unsecured obligations of each of NXP B.V., NXP Funding LLC and NXP USA, Inc. (the “Issuers”) and will be guaranteed (the “Note Guarantee”), on a senior unsecured basis by our parent company, NXP Semiconductors N.V. (the “Parent”). The Notes and the Note Guarantee, respectively, will rank equal in right of payment with all of the Issuers’ and the Parent’s respective existing and future senior indebtedness, including the Existing Notes (as defined herein) (except that certain series of Existing Notes do not benefit from a guarantee from the Parent), but will be effectively junior to all of the Issuers’ and the Parent’s future secured indebtedness to the extent of the value of the assets securing such indebtedness and effectively junior in certain circumstances to indebtedness incurred under the Revolving Credit Agreement (as defined herein) with respect to certain assets of NXP B.V. and its subsidiaries that may secure such indebtedness in the future. The Notes and the Note Guarantee will rank senior in right of payment to the Issuers’ and the Parent’s existing and future subordinated indebtedness and will be structurally subordinated to all of the liabilities, including trade payables, of our subsidiaries. For a more detailed description of the Notes, see “Description of the Notes and the Note Guarantee.”

As described under “Use of Proceeds,” we intend to use the net proceeds from the offering of the Notes to redeem the 5.350% 2026 Notes and the 3.875% 2026 Notes (each, as defined herein) including all premiums, accrued interest and costs and expenses related to such redemptions. Pending such application, and in the event of any excess net proceeds from the Notes, such proceeds will be temporarily held as cash and other short-term securities or used for general corporate purposes, which may include capital expenditures or short-term debt repayment. See “Use of Proceeds.”

The Notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes are a new issue of securities with no established trading market. We do not intend to apply to list the Notes on any national securities exchange or include the Notes in any automated quotation system.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense in the United States.

An investment in the Notes involves risks. See “Risk Factors” beginning on page S-8, as well as the risks set forth in our other filings with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of certain risks that should be considered in connection with an investment in the notes.

	Public Offering Price[1]		Underwriting Discount		Offering Proceeds to Issuers, Before Expenses
Per 2028 Note	99.986%		0.400%		99.586%
2028 Notes Total	$499,930,000	(1)	$2,000,000	(1)	$497,930,000	(1)
Per 2032 Note	99.800%		0.400%		99.400%
2032 Notes Total	$299,400,000	(1)	$1,200,000	(1)	$298,200,000	(1)
Per 2035 Note	99.792%		0.400%		99.392%
2035 Notes Total	$698,544,000	(1)	$2,800,000	(1)	$695,744,000	(1)

(1)	Plus accrued interest from August 19, 2025, if settlement occurs after that date.

Delivery of the Notes is expected to be made in book-entry form through the facilities of The Depository Trust Company (“DTC”) and its direct participants, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), against payment on or about August 19, 2025.

Joint Book-Running Managers

Barclays	Goldman Sachs & Co. LLC	J.P. Morgan	PNC Capital Markets LLC	UBS Investment Bank

BofA Securities	Citigroup	DBS Bank Ltd.	Deutsche Bank Securities	Morgan Stanley	SMBC Nikko	Rabo Securities

The date of this prospectus supplement is August 12, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

This prospectus supplement has been prepared by us solely for use in connection with the proposed offering of the Notes. NXP B.V. (the “Company”), NXP Funding LLC (“NXP Funding”) and NXP USA, Inc. (“NXP USA” and, together with the Company and NXP Funding, the “Issuers” or “we”) and the underwriters reserve the right to reject any offer to purchase, in whole or in part, for any reason, or to sell less than all the Notes offered by this prospectus supplement. This prospectus supplement is personal to you and does not constitute an offer to any other person or to the public in general to subscribe for or otherwise acquire the Notes.

You should read this document together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.” We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The underwriters and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), make no representation or warranty, express or implied, as to the accuracy or completeness of the information contained in or incorporated by reference into this prospectus supplement. Nothing contained in or incorporated by reference into this prospectus supplement is, or shall be relied upon as, a promise or representation by the underwriters as to the past or future. We have furnished the information contained in and incorporated by reference into this prospectus supplement.

We are not making any representation to you regarding the legality of an investment in the Notes under any legal investment or similar laws or regulations. You should not consider any information in this prospectus supplement to be legal, accounting, financial, business or tax advice. You should consult your own counsel, accountant or financial, business and tax advisors for legal, accounting, financial, business or tax advice regarding any investment in the Notes.

You should base your decision to invest in the Notes after considering all of the information contained in or incorporated by reference into this prospectus supplement. We and the underwriters have not authorized any other person to provide you with different information or to make any representation not contained in or incorporated by reference into this prospectus supplement. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information appearing in this prospectus supplement and the accompany prospectus is accurate only as of the date on the front cover of this prospectus supplement and the accompanying prospectus. You should also assume that the information appearing in any document incorporated or to be incorporated by reference herein and in the accompanying prospectus is accurate only as of the date stated therein. Our business, financial condition, results of operations and prospects may have changed since any such date. Any statement contained in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a later statement contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. The distribution of this prospectus supplement and the offering and sale of the Notes in certain jurisdictions may be restricted by law. See also “Underwriting (Conflicts of Interest)—Selling Restrictions” below. Persons into whose possession this prospectus supplement comes are required to inform themselves about and to observe those restrictions.

S-ii

We reserve the right to withdraw the offering of the Notes at any time. We and the underwriters also reserve the right to reject any offer to purchase the Notes in whole or in part for any reason or no reason and to allot to any prospective purchaser less than the full amount of the Notes sought by it.

ENFORCEMENT OF CIVIL LIABILITIES

The Company, NXP B.V., is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands and certain of its directors and executive officers, are residents of the Netherlands. In addition, a substantial portion of the assets owned by us and the aforesaid individuals are located outside the United States. Similarly, the Parent is incorporated under the laws of the Netherlands. As a result, it may be difficult or impossible for you to effect service of process upon us or any of the aforesaid persons within the United States with respect to matters arising under the U.S. federal securities laws or to enforce against us or any of such persons judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws. Service of process in U.S. proceedings on persons in the Netherlands, however, is regulated by a multilateral treaty guaranteeing service of writs and other legal documents in civil cases if the current address of the defendant is known. A competent Dutch court will apply Dutch private international law to determine which laws will be applicable to any private law claim brought before it and apply such laws to such claim. It is uncertain whether a Dutch court would apply or enforce the civil liability provisions of U.S. federal securities laws.

In the absence of an applicable treaty for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters to which the United States and the Netherlands are a party, a judgment obtained against the Company or the Parent in the courts of the United States, whether or not predicated solely upon the U.S. federal securities laws, including a judgment predicated upon the civil liability provisions of the U.S. securities laws or securities laws of any state or territory within the United States, will not be directly enforceable in the Netherlands.

In order to obtain a judgment which is enforceable in the Netherlands, the claim must be relitigated before a competent court of the Netherlands. The relevant Netherlands court has discretion to attach such weight to a judgment of the courts of the United States as it deems appropriate. Based on case law, the courts of the Netherlands may be expected to recognize and grant permission for enforcement of a judgment of a court of competent jurisdiction in the United States without re-examination or relitigation of the substantive matters adjudicated thereby, provided that (i) the relevant court in the United States had jurisdiction in the matter in accordance with standards which are generally accepted internationally; (ii) the proceedings before that court complied with principles of proper procedure (behoorlijke rechtspleging); (iii) recognition and/or enforcement of that judgment does not conflict with the public policy (openbare orde) of the Netherlands; and (iv) recognition and/or enforcement of that judgment is not irreconcilable with a decision of a Netherlands court rendered between the same parties in a dispute that is about the same subject matter and that is based on the same cause, provided that earlier decision can be recognized in the Netherlands. Enforcement of any foreign judgment in the Netherlands will be subject to Dutch civil procedure rules. Judgments rendered in a foreign currency can be enforced against assets in the Netherlands in euro only (at the applicable rate of exchange). Furthermore, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they compensate actual losses or damage.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in the accompanying prospectus from time to time. In this prospectus supplement, we provide you with specific information about the Notes we are selling in this offering and about the offering itself.

S-iii

Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us and other information you should know before investing in the Notes. This prospectus supplement also adds, updates and changes information contained or incorporated by reference in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, as well as the additional information in the documents described below under the heading “Where You Can Find More Information and Incorporation by Reference,” before investing in the Notes.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

The historical and other financial data of the Parent presented in this prospectus supplement has been derived from the historical consolidated financial information of the Parent, incorporated by reference into this prospectus supplement. Because the Parent conducts all of its business through the Company, a wholly owned subsidiary, and the Parent’s only material assets are the direct ownership of 100% of the shares of the Company, the historical consolidated financial statements of the Parent are substantially identical to those of the Company, with the exception of certain intercompany eliminations. NXP Funding and NXP USA are wholly owned, indirect subsidiaries of the Company. Therefore, we have not provided separate historical consolidated financial statements or data for the Issuers.

In addition to the historical consolidated financial data of the Parent, we also present unaudited adjusted financial information of the Parent. The unaudited adjusted financial information as of June 29, 2025 is presented on an as adjusted basis, after giving effect to the issuance of the Notes offered hereby and the use of a portion of the proceeds therefrom to redeem the 5.350% 2026 Notes and the 3.875% 2026 Notes. Such unaudited adjusted financial information has not otherwise been adjusted for any recent developments or otherwise. Such unaudited adjusted financial information has not been prepared in accordance with the requirements of Regulation S-X of the U.S. Securities Act or in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

USE OF NON-U.S. GAAP FINANCIAL INFORMATION

The consolidated financial statements of the Parent incorporated by reference herein are presented in accordance with U.S. GAAP. In addition to providing financial information on a basis consistent with U.S. GAAP, the Parent also provides selected financial measures on a non-GAAP basis which are adjusted for specified items and incorporated by reference into this prospectus supplement. The adjustments made to achieve these non-U.S. GAAP financial measures or the non-U.S. GAAP financial measures as specified are described in the 2024 NXP Annual Report (as defined herein) and in the 2025 NXP Q1 and Q2 Reports (as defined herein), which are incorporated by reference herein, including the descriptions of the usefulness of such metrics to management and investors.

In managing the Parent’s business on a consolidated basis, management develops an annual operating plan, which is approved by its board of directors, using non-U.S. GAAP financial measures. In measuring performance against this plan, management considers the actual or potential impacts on these non-U.S. GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-U.S. GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the U.S. GAAP results and the reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our results of operations and the factors and trends affecting our business. We believe

S-iv

that they enable investors to perform additional comparisons of our operating results, to assess its liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to core operating performance, certain non-cash expenses and share-based compensation expense, which may obscure trends in our underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.

The presentation of these and other similar items in the Parent’s non-U.S. GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. These non-U.S. GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

MARKET AND INDUSTRY DATA

We obtained market data and certain industry data and forecasts included in, or incorporated by reference into, this prospectus supplement from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based upon our management’s knowledge of the industry, have not been independently verified. Statements as to our market position are based on the most recent data available to us. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” appearing elsewhere in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

The Parent is subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, files or furnishes annual, quarterly and current reports and other information with the SEC. The reports and other information filed or furnished by the Parent with the SEC pursuant to the requirements of the Exchange Act may be viewed on the SEC’s website at www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus supplement.

The SEC allows us to disclose important information to you by referring you to other documents filed by the Parent separately with the SEC. This information is considered to be a part of this prospectus supplement, except for any information that is superseded by information included directly in this prospectus supplement or incorporated by reference subsequent to the date of this prospectus as described below.

This prospectus supplement incorporates by reference the documents set forth below that the Parent has previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 NXP Annual Report”);

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2025 and June 29, 2025 (together, the “2025 NXP Q1 and Q2 Reports”);

•	Current Reports on Form 8-K filed with the SEC on January 7, 2025, January 13, 2025, February 10, 2025, March 6, 2025, April 28, 2025 (excluding Item 2.02) and June 12, 2025; and

S-v

•

the portions of the Parent’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April  29, 2025 that were incorporated by reference into the Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

In addition, we incorporate by reference any future filings the Parent makes with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this prospectus supplement, effective as of the date they are filed. Any statement contained in this prospectus supplement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

If requested, we will provide to each person to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

NXP Semiconductors

N.V. High Tech Campus 60, 5656 AG Eindhoven

The Netherlands

+31 40 2729999

FORWARD-LOOKING STATEMENTS

The information presented in, or incorporated by reference into, this prospectus supplement includes forward-looking statements, which are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. When used in, or incorporated by reference into, this document, the words “anticipate,” “believe,” “estimate,” “forecast,” “expect,” “intend,” “plan” and “project” and similar expressions, as they relate to us, the Parent, our management or third parties, identify forward-looking statements. Forward-looking statements include statements regarding our business strategy, financial condition, results of operations, market data, the expected use of a portion of the net proceeds of the offering of the Notes to redeem the 5.350% 2026 Notes and the 3.875% 2026 Notes as well as any other statements that are not historical facts. These statements reflect beliefs of our management, as well as assumptions made by our management and information currently available to us. Although we believe that these beliefs and assumptions are reasonable, these statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties expressly qualify all subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf and include, in addition to those listed under “Risk Factors” and those included elsewhere in, or incorporated by reference into, this prospectus supplement, the following:

•	market demand and semiconductor industry conditions;

•	our ability to successfully introduce new technologies and products;

•	the demand for the goods into which our products are incorporated;

•	global trade disputes, potential increase of barriers to international trade, including the imposition of new or increased tariffs, and resulting disruptions to our established supply chains;

•	the impact of government actions and regulations, including as a result of executive orders, including restrictions on the export of products and technology;

S-vi

•	increasing and evolving cybersecurity threats and privacy risks;

•	our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers;

•	our access to production from third-party outsourcing partners, and any events that might affect their business or our relationship with them;

•	our ability to secure adequate and timely supply of equipment and materials from suppliers;

•	our ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly;

•	our ability to form strategic partnerships and joint ventures and successfully cooperate with our strategic alliance partners;

•	our ability to win competitive bid selection processes;

•	our ability to develop products for use in our customers’ equipment and products;

•	our ability to successfully hire and retain key management and senior product engineers;

•

global hostilities, including the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia, and the continued hostilities and armed conflict in the Middle East, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets;

•	our ability to maintain good relationships with our suppliers;

•	our ability to integrate acquired businesses in an efficient and effective manner;

•

our ability to generate sufficient cash, raise sufficient capital or refinance our debt at or before maturity to meet our debt service, research and development and capital investment requirements; and

•	a change in tax laws could have an effect on our estimated effective tax rates.

In addition, this prospectus supplement contains or incorporates by reference information concerning the semiconductor industry, our end markets and business generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry, our end markets and business will develop. We have based these assumptions on information currently available to us, including through the market research and industry reports referred to in this prospectus supplement or any document incorporated by reference herein. Although we believe that this information is reliable, we have not independently verified and cannot guarantee its accuracy or completeness. If any one or more of these assumptions turn out to be incorrect, actual market results may differ from those predicted. While we do not know what impact any such differences may have on our business, if there are such differences, they could have a material adverse effect on our future results of operations and financial condition, and the trading price of the Notes. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the U.S. federal securities laws, we do not have any intention or obligation to publicly update or revise any forward-looking statements made in this prospectus, any prospectus supplement or any related free writing prospectus, whether to reflect any future events or circumstances or otherwise.

These and other factors are discussed in more detail under “Risk Factors” herein, in the 2024 NXP Annual Report and in the 2025 NXP Q1 and Q2 Reports, which are incorporated by reference herein. We do not assume any obligation to update any forward-looking statements and disclaim any obligation to update our view of any risks or uncertainties described or incorporated by reference herein or to publicly announce the result of any revisions to the forward-looking statements made in, or incorporated by reference into, this prospectus supplement, except as required by law.

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SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. The information set forth in this summary does not contain all of the information that you should consider before making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the factors described or referred to under the heading “Risk Factors” herein, in the 2024 NXP Annual Report and in the 2025 NXP Q-1 and Q-2 Reports, as well as the consolidated financial statements and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making your investment decision. This summary contains forward-looking statements that contain risks and uncertainties. Our actual results may differ significantly from future results as a result of factors such as those set forth in “Risk Factors” and “Forward-Looking Statements.”

Unless the context otherwise requires, all references herein to “we,” “our,” “us,” “NXP” and “the Company” are to the Company and its consolidated subsidiaries or to the Issuers, taken together, as the context requires.

Our Company

We are a global semiconductor company and a long-standing supplier in the industry, with over 70 years of innovation and operating history. We provide leading solutions that leverage our combined portfolio of intellectual property, deep application knowledge, process technology and manufacturing expertise in the domains of cryptography-security, high-speed interface, radio frequency, mixed-signal analog-digital, power management, digital signal processing and embedded system design. Our product solutions are used in a wide range of end market applications including: automotive, industrial & Internet of Things, mobile, and communication infrastructure. We engage with leading global original equipment manufacturers (“OEMs”) and sell products in all major geographic regions. As of December 31, 2024 we had approximately 33,100 employees, with research and development activities and manufacturing facilities in Asia, Europe and the United States.

For the three months ended June 29, 2025, we generated revenue of $2,926 million and operating income of $687 million.

Our corporate seat is in Eindhoven, the Netherlands. Our executive office is at High Tech Campus 60, 5656 AG Eindhoven, the Netherlands, and our telephone number is +31 40 2729999. Our registered agent in the United States is NXP USA, Inc., 6501 William Cannon Dr. West, Austin, Texas 78735, United States of America, phone number +1 512 933 8214.

Information Regarding The Issuers

NXP B.V., the Company, was incorporated in the Netherlands as a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) on December 21, 1990 as a wholly owned subsidiary of Koninklijke Philips N.V. (“Philips”). On September 29, 2006, in connection with the sale by Philips of 80.1% of its semiconductor business to a consortium of funds advised by Kohlberg Kravis Roberts & Co. L.P., Bain Capital Partners, LLC, Silver Lake Management Company, L.L.C., Apax Partners LLP and AlpInvest Partners N.V., the Company changed its name from Philips Semiconductors International B.V. to NXP B.V. We refer to this acquisition of Philips’s semiconductor business as our “Formation.” Since our Formation, all members of the consortium of funds that invested in us have sold their shareholding in the Company. The Company’s corporate seat is in Eindhoven, the Netherlands. The Company’s registered office is at High Tech Campus 60, 5656 AG, Eindhoven, the Netherlands, and its telephone number is +31 40 2729960.

NXP Funding LLC is a wholly owned subsidiary of the Company that was formed in Delaware as a limited liability company on September 11, 2006. The address NXP Funding’s registered office in Delaware is 251 Little Falls Drive, Wilmington, Delaware 19808 and its telephone number is +1 512 933 8214.

NXP USA, Inc. is a wholly owned, indirect subsidiary of the Company that was incorporated in Delaware as a corporation on December 3, 2003. The address of NXP USA’s registered office in Delaware is 251 Little Falls Drive, Wilmington, Delaware 19808 and its telephone number is +1 512 933 8214.

On August 5, 2010, the Parent completed an initial public offering and listed on the Nasdaq Global Select Market.

NXP Semiconductors N.V.’s website is at www.nxp.com. Information available on, or accessible through, our website is not incorporated into this prospectus supplement by reference and should not be considered a part of this prospectus supplement.

Corporate Structure

The following chart reflects our corporate structure and our principal indebtedness as of June 29, 2025, on an as adjusted basis after giving effect to the issuance of the Notes offered hereby.

(1)

The Company and NXP Funding entered into the Revolving Credit Agreement on August 26, 2022. As of June 29, 2025, the Company and NXP Funding did not have any borrowings outstanding under the Revolving Credit Agreement. The loans under the Revolving Credit Agreement are guaranteed on a senior unsecured basis by the Parent and NXP USA.

(2)

The Company entered into the Facility A Agreement (as defined herein) on November 22, 2024 and the Facility B Agreement (as defined herein) on January 13, 2025. As of June 29, 2025, the Company had $670 million in borrowings outstanding under the Facility A Agreement and $370 million in borrowings outstanding under the Facility B Agreement. The loans under the Facility Agreements are guaranteed on a senior unsecured basis by the Parent, NXP USA and NXP Funding.

(3)

The Company, NXP Funding and NXP USA entered into the Commercial Paper Program on November 21, 2024. As of June 29, 2025, Company, NXP Funding and NXP USA had $750 million commercial paper notes outstanding with a duration of up to 98 days. The commercial paper notes issued under the Commercial Paper Program are guaranteed on a senior unsecured basis by the Parent.

(4)

The Company and NXP Funding have issued the dollar-denominated 5.350% senior unsecured notes due 2026 (the “5.350% 2026 Notes”) and dollar-denominated 5.550% senior unsecured notes due 2028 (the “5.550% 2028 Notes” and, together with the 5.350% 2026

Notes, the “December 2018 Notes”). The Company, NXP Funding and NXP USA have issued the 3.875% senior unsecured notes due 2026 (the “3.875% 2026 Notes”), dollar-denominated 3.150% senior unsecured notes due 2027 (the “3.150% 2027 Notes”), dollar-denominated 4.400% senior unsecured notes due 2027 (the “4.400% 2027 Notes”), dollar-denominated 4.300% senior unsecured notes due 2029 (the “4.300% 2029 Notes” and, together with the 3.875% 2026 Notes, the “June 2019 Notes”), dollar-denominated 3.400% senior unsecured notes due 2030 (the “3.400% 2030 Notes” and, together the 3.150% 2027 Notes, the “May 2020 Notes”), dollar-denominated 2.500% senior unsecured notes due 2031 (the “2.500% 2031 Notes”), dollar-denominated 2.650% senior unsecured notes due 2032 (the “2.650% 2032 Notes”), dollar-denominated 5.000% senior unsecured notes due 2033 (the “5.000% 2033 Notes” and, together with the 4.400% 2027 Notes, the “May 2022 Notes”), dollar-denominated 3.250% senior unsecured notes due 2041 (the “3.250% 2041 Notes” and, together with the 2.500% 2031 Notes, the “May 2021 Notes”), dollar-denominated 3.125% senior unsecured notes due 2042 (the “3.125% 2042 Notes”), and dollar-denominated 3.250% senior unsecured notes due 2051 (the “3.250% 2051 Notes” and, together with the 2.650% 2032 Notes and the 3.125% 2042 Notes, the “November 2021 Notes” and, collectively with the December 2018 Notes, the June 2019 Notes, the May 2020 Notes, the May 2022 Notes and the May 2021 Notes, the “Existing Notes”). NXP USA is a guarantor of the December 2018 Notes. The Existing Notes are, and the Notes will be, guaranteed on a senior unsecured basis by the Parent. As of June 29, 2025, on an as adjusted basis, after giving effect to the issuances of the Notes offered hereby and the use of a portion of the proceeds to redeem the 5.350% 2026 Notes and the 3.875% 2026 Notes, the Company, NXP Funding and NXP USA would have had $10,000 million aggregate principal amount of Existing Notes outstanding.

The Offering

Issuers	NXP B.V. (the “Company”), NXP Funding LLC (“NXP Funding”) and NXP USA, Inc. (“NXP USA” and, collectively with the Company and NXP Funding, the “Issuers”). The Issuers will be jointly and severally liable for all obligations under the Notes.

NXP Funding is a wholly owned subsidiary of the Company that has been organized as a limited liability company in Delaware as a special purpose finance subsidiary to facilitate offerings of debt securities, such as the Notes. NXP Funding does not have any operations or assets, other than in connection with prior offerings of debt securities, and does not have any revenue. Accordingly, you should not expect NXP Funding to participate in servicing the principal and interest obligations on the Notes.

Notes Offered	$500,000,000 aggregate principal amount of 4.300% senior notes due 2028.

$300,000,000 aggregate principal amount of 4.850% senior notes due 2032.

$700,000,000 aggregate principal amount of 5.250% senior notes due 2035.

Maturity	The 2028 Notes will mature on August 19, 2028.

The 2032 Notes will mature on August 19, 2032.

The 2035 Notes will mature on August 19, 2035.

Interest Payment Dates	Semi-annually on February 19 and August 19 of each year, commencing February 19, 2026 for the 2028 Notes.

Semi-annually on February 19 and August 19 of each year, commencing February 19, 2026 for the 2032 Notes.

Semi-annually on February 19 and August 19 of each year, commencing February 19, 2026 for the 2035 Notes.

Interest on the Notes will accrue from the issue date of the Notes.

Denominations	Minimum denomination of $2,000 and any integral multiple of $1,000 in excess thereof.

Note Guarantee	The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by our parent company, NXP Semiconductors N.V. (the “Parent”). If we cannot make payments on the Notes when they are due, the Parent must make them instead. The laws of certain jurisdictions may limit the enforceability of the Note Guarantee.

Priority of the Notes and the Note Guarantee	The Notes and the Note Guarantee will be:

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effectively junior to all of the Issuers’ and the Parent’s future secured indebtedness, to the extent of the value of assets securing such obligations and effectively junior in certain circumstances to indebtedness incurred under the Revolving Credit Agreement with respect to certain assets of NXP B.V. and its subsidiaries that may secure such indebtedness in the future. In addition, certain existing and future indebtedness and obligations permitted under the respective agreements or indentures, as the case may be, will all benefit from liens over certain assets;

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equal in right of payment with all of the Issuers’ and the Parent’s existing and future senior indebtedness, including our Existing Notes, (except that certain series of Existing Notes do not benefit from a guarantee from the Parent) and senior in right of payment to the Issuers’ and the Parent’s existing and future subordinated indebtedness; and

•	structurally subordinated to all of the liabilities, including trade payables, of our other subsidiaries that have not guaranteed the Notes.

Additional Amounts	Any payments made by or on behalf of a Payor, as defined under “Description of the Notes and the Note Guarantee—Redemption for Taxation Reasons,” with respect to the Notes will be made without withholding or deduction for taxes in any Relevant Taxing Jurisdiction, as defined under “Description of the Notes and the Note Guarantee—Withholding Taxes,” unless required by law. If a Payor is required by law to withhold or deduct for such taxes with respect to a payment to the holders or beneficial owners of Notes, the Payor will pay the additional amounts necessary so that the net amount received by the holders or beneficial owners of Notes after the withholding or deduction is not less than the amount that they would have received in the absence of the withholding or deduction, subject to certain exceptions. See “Description of the Notes and the Note Guarantee—Withholding Taxes.”

Optional Redemption	We may redeem the Notes of either series, in whole or in part, at any time or from time to time, at the redemption prices described in “Description of the Notes and the Note Guarantee—Optional Redemption.”

Tax Redemption

We may redeem the Notes of either series in whole, but not in part, at any time, upon giving proper notice, if as a result of certain changes in tax law withholding taxes are or would be imposed on amounts payable on the Notes that would require the payment of Additional Amounts (as defined under “Description of the Notes and the Note Guarantee—Withholding Taxes”). If we decide to so redeem, we must pay you a redemption price equal to the principal amount of the

Notes plus accrued and unpaid interest and Additional Amounts, if any. See “Description of the Notes and the Note Guarantee—Redemption for Taxation Reasons.”

Change of Control	If we experience a Change of Control Triggering Event (as defined in the indenture governing the Notes) with respect to either series of Notes, we will be required to make an offer to repurchase such series of Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to but excluding the date of repurchase. See “Description of the Notes and the Note Guarantee—Repurchase of Notes upon a Change of Control Triggering Event.”

Certain Covenants	The indenture governing the Notes will contain covenants that, among other things, limit our ability to:

•	consolidate, merge or sell all or substantially all of our assets;

•	create certain liens; and

•	enter into certain sale and leaseback transactions.

These covenants are subject to a number of important qualifications and exceptions. For more details see “Description of the Notes and the Note Guarantee—Certain Covenants.”

Use of Proceeds	We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and estimated offering expenses payable by us, will be approximately $1.49 billion.

We intend to use the net proceeds from the offering of the Notes to redeem the 5.350% 2026 Notes and the 3.875% 2026 Notes, including all premiums, accrued interest and costs and expenses related to such redemptions. Pending such application, and in the event of any excess net proceeds from the Notes, such proceeds will be temporarily held as cash and other short-term securities or used for general corporate purposes, which may include capital expenditures or short-term debt repayment. See “Use of Proceeds.”

No Market	The Notes and the Note Guarantee will be new securities for which there is currently no market. Although the underwriters have informed us that they intend to make a market in the Notes, they are not obligated to do so and they may discontinue market-making at any time without notice. Accordingly, there can be no assurance as to the liquidity of any market for the Notes.

Global Notes; Book-Entry System	Each series of Notes will be represented by one or more Global Notes (as defined herein). The Global Notes will be deposited with the Trustee, as custodian for DTC.

Ownership of beneficial interests in the Global Notes will be shown on, and transfers of such interests will be effected only through,

records maintained in book-entry form by DTC and its direct and indirect participants, including the depositaries for Clearstream or Euroclear.

Sinking Fund	The Notes will not be entitled to the benefit of any sinking fund.

Governing Law	The indenture and the Notes will be governed by the laws of the State of New York.

Tax Considerations	For U.S. federal income tax consequences of the investment in the Notes, see “Tax Considerations” in this prospectus supplement for more information.

Trustee, Registrar, Principal Paying Agent and Transfer Agent	Deutsche Bank Trust Company Americas.

Conflicts of Interest	Certain of the underwriters and/or certain of their respective affiliates may own a portion of the 5.350% 2026 Notes or the 3.875% 2026 Notes and, as a result of our intended use of a portion of the net proceeds from this offering to redeem the 5.350% 2026 Notes and the 3.875% 2026 Notes, they may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the Notes are investment grade-rated securities. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Risk Factors	An investment in the Notes involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and all of the information in or incorporated by reference into this prospectus supplement before deciding to invest in the Notes.

RISK FACTORS

An investment in the Notes involves a high degree of risk. Before investing in the Notes, you should carefully consider the risks described below as well as other factors and information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors set forth in the 2024 NXP Annual Report, certain information set forth in the 2025 NXP Q-1 and Q-2 Reports and our financial statements and related notes, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Any such risks could materially and adversely affect our business, financial condition, results of operations or liquidity. The selected risks described below and in the 2024 NXP Annual Report are not the only risks facing us. Our business, financial condition, results of operations or liquidity could also be adversely affected by additional factors that apply to all companies generally, as well as other risks that are not currently known to us or that we currently view to be immaterial. While we attempt to mitigate known risks to the extent we believe to be practicable and reasonable, we can provide no assurance, and we make no representation, that our mitigation efforts will be successful. The occurrence of the risks described below and in the 2024 NXP Annual Report or such additional risks could have a material adverse impact on our business, financial condition, results of operations, ability to make payments on the Notes or on the trading price of the Notes.

Risks related to the Notes

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations under the Notes.

We have substantial leverage. For a description of our outstanding indebtedness as of June 29, 2025 and as adjusted to reflect the issuance of the Notes offered hereby and the use of the proceeds therefrom, see “Capitalization.” Our leverage could have important consequences for you, including:

•	increasing our vulnerability to adverse economic, industry or competitive developments;

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requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

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exposing us to the risk of increased interest rates because certain of our indebtedness, including our loans under the Revolving Credit Agreement (as defined below) and the Facility Agreements (as defined below) and commercial paper notes issued under the Commercial Paper Program (as defined below), may bear interest at a variable rate;

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making it more difficult for us to satisfy our obligations with respect to our indebtedness, including the Notes, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the indenture governing the Notes and the indentures and agreements governing such other indebtedness;

•	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

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limiting our ability to obtain additional financing for working capital, capital expenditures, restructurings, product development, research and development, debt service requirements, investments, acquisitions and general corporate or other purposes; and

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limiting our flexibility in planning for, or reacting to, changes in our business or market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged and who therefore, may be able to take advantage of opportunities that our leverage prevents us from exploiting.

After giving effect to the issuance of the Notes offered hereby and the redemption of the 5.350% 2026 Notes and the 3.875% 2026 Notes, we would have had $11,728 million of indebtedness as of June 29, 2025.

We and our subsidiaries may be able to incur significant additional amounts of debt, which could further exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may incur substantial additional indebtedness in the future. The Revolving Credit Agreement, the Facility Agreements, the Commercial Paper Program and the indentures governing the Existing Notes do not contain restrictions on the incurrence of additional indebtedness, except in certain circumstances. If new debt is added to our and our subsidiaries’ existing debt levels, the related risks that we will face would increase. In addition, the indenture governing the Notes will not prevent us from incurring additional indebtedness.

We are bound by restrictive covenants contained in the Revolving Credit Agreement, the Facility Agreements, the Commercial Paper Program and the indentures governing the Existing Notes, which may restrict our ability to pursue our business strategies or repay the Notes.

Restrictive covenants in certain of our existing indebtedness may in certain circumstances limit our ability, among other things, to:

•	incur liens; and

•	engage in consolidations, mergers or sales of substantially all of our assets.

See “Description of Other Indebtedness—Revolving Credit Agreement—Covenants,” “Description of Other Indebtedness—Facility A Agreement—Covenants & Events of Default” and “Description of Other Indebtedness—Facility B Agreement—Covenants & Events of Default.”

Our failure to comply with the covenants contained in the Revolving Credit Agreement, the Facility Agreements, the Commercial Paper Program, the indentures governing the Existing Notes or any other debt agreements that we may have, including as a result of events beyond our control, could result in an event of default which could materially and adversely affect our operating results and our financial condition.

The Revolving Credit Agreement, the Facility Agreements, the Commercial Paper Program and the indentures governing the Existing Notes or any other debt arrangements that we may have require us to comply with various covenants. If there were an event of default under any of our debt instruments that was not cured or waived, the holders of the defaulted debt could terminate commitments to lend and cause all amounts outstanding with respect to the debt to be due and payable immediately, which in turn could result in cross defaults under our other debt instruments. Our assets and cash flow may not be sufficient to fully repay borrowings under all of our outstanding debt instruments if some or all of these instruments are accelerated upon an event of default. If, when required, we are unable to repay, refinance or restructure our indebtedness under, or amend the covenants contained in, the Revolving Credit Agreement, the Facility Agreements, the Commercial Paper Program or such other agreements governing our indebtedness, or if a default otherwise occurs, (i) the lenders or holders of such indebtedness could elect to terminate their commitments thereunder and cease making further loans and issuing or renewing letters of credit or commercial paper notes and (ii) the lenders or holders of such indebtedness may declare all outstanding borrowings and other amounts, together with accrued interest and other fees, to be immediately due and payable and thereby prevent us from making payments on the Notes. Any such actions could force us into bankruptcy or liquidation, and we might not be able to repay our obligations under the Notes in such an event.

Insolvency laws and other limitations on the Note Guarantee may adversely affect their validity and enforceability.

Our obligations under the Notes will be guaranteed by the Parent. The Parent is organized under the laws of the Netherlands. Applicable fraudulent transfer and conveyance, equitable principles and insolvency laws and limitations in the Netherlands on the recognition and enforceability of judgments obtained in New York courts in such jurisdictions could limit the enforceability of the Note Guarantee against the Parent. Courts in the Netherlands may also in certain circumstances avoid the Note Guarantee where the Company is close to or in the vicinity of insolvency. The following discussion of fraudulent transfer, conveyance and insolvency law, although an overview, describes generally applicable terms and principles, which are defined under the Netherlands’ fraudulent transfer and insolvency statutes. Further detail and an overview of the enforceability issues as they relate to the Note Guarantee is set forth under “Limitations on Validity and Enforceability of Note Guarantee” included elsewhere in this prospectus supplement.

It is possible that creditors of the Parent or in an insolvency proceeding, the appointed insolvency administrator may challenge the Note Guarantee, and intercompany obligations generally, as fraudulent transfers or conveyances or on other grounds. If so, such laws may permit a court, if it makes certain findings, to:

•	avoid or invalidate all or a portion of the Parent’s obligations under its Note Guarantee;

•	direct that holders of the Notes return any amounts paid under the Note Guarantee to the Parent or to a fund for the benefit of the Parent’s creditors; and

•	take other action that is detrimental to you.

If we cannot satisfy our obligations under the Notes and the Note Guarantee is found to be a fraudulent transfer or conveyance or is otherwise set aside, we cannot assure you that we can ever repay in full any amounts outstanding under the Notes. In addition, the liability of the Parent under its Note Guarantee will be limited to the amount that will result in the Note Guarantee not constituting a fraudulent conveyance or improper corporate distribution or otherwise being set aside. However, there can be no assurance as to what standard a court would apply in making a determination of the maximum liability of the Parent and whether a court would give effect to such attempted limitation. Also, there is a possibility that the entire Note Guarantee may be set aside, in which case, the entire liability may be extinguished.

In order to initiate any of these actions under fraudulent transfer or other applicable principles, courts typically may determine that, at the time the Note Guarantee was issued, the Issuers or the Parent:

•	issued such Note Guarantee with the intent or knowledge of hindering, delaying or defrauding current or future creditors or with a desire to prefer some creditors over others;

•	issued such Note Guarantee in a situation where a prudent businessman as a shareholder of our company would have contributed equity to our company; or

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received less than reasonably equivalent value for incurring the debt represented by such Note Guarantee on the basis that such Note Guarantee was incurred for our benefit, and only indirectly the Parent’s benefit, or some other basis and (1) was insolvent or rendered insolvent by reason of the issuance of the Note Guarantee, or subsequently became insolvent for other reasons; (2) was engaged, or about to engage, in a business transaction for which the Parent’s (or the Company’s, as applicable) assets were unreasonably small; or (3) intended to incur, or believed it would incur, debts beyond its ability to make required payments as and when they would become due.

Different jurisdictions evaluate insolvency on various criteria, but the Company or the Parent generally may in different jurisdictions be considered insolvent at the time it issued the Note Guarantee if:

•	its liabilities exceed the fair market value of its assets;

•	it cannot pay its debts as and when they become due; and/or

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the present saleable value of its assets is less than the amount required to pay its total existing debts and liabilities, including contingent and prospective liabilities, as they mature or become absolute.

We cannot assure you which jurisdictions would assume authority over the Company or the Parent at any point in time in the future, or which standard a court would apply in determining whether any of the Issuers or the Parent was “insolvent” as of the date the Note Guarantee was issued or that, regardless of the method of valuation, a court would not determine that any of the Issuers or the Parent was insolvent on that date, or that a court would not determine, regardless of whether or not any of the Issuers or the Parent was insolvent on the date the Note Guarantee was issued, that payments to holders of the Notes constituted fraudulent transfers on other grounds.

We may not be able to generate sufficient cash to service and repay all of our indebtedness, including the Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business, competitive, legislative, regulatory and other factors beyond our control. See “Risk Factors—Risks related to the semiconductor industry and the markets in which we participate” included in the 2024 NXP Annual Report and other risk factors incorporated herein by reference. In the future, we may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the Notes. Our business may not generate sufficient cash flow from operations, or future borrowings under the Revolving Credit Agreement or commercial paper notes under the Commercial Paper Program or from other sources may not be available to us in an amount sufficient to enable us to repay our indebtedness, including the Notes, or to fund our other liquidity needs, including our working capital and capital expenditure requirements, and we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital, restructure or refinance our indebtedness, including the Notes, or reduce or delay capital expenditures, strategic acquisitions, investments and alliances, any of which could have a material adverse effect on our business. We cannot guarantee that we will be able to obtain enough capital to service our debt and fund our planned capital expenditures and business plan. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

If we cannot make scheduled payments on our debt, we will be in default and, as a result:

•	holders of our debt securities could declare all outstanding principal and interest to be due and payable;

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the lenders under the Revolving Credit Agreement and the Facility Agreements could terminate their commitments to lend us money and declare all amounts owing thereunder to be immediately due and payable;

•	we may not be able to issue additional commercial paper notes under the Commercial Paper Program and any outstanding commercial paper notes will be immediately due and payable;

•	creditors may accelerate obligations owed to them; and

•	we could be forced into bankruptcy or liquidation.

Enforcing your rights as a holder of the Notes or under the Note Guarantee across multiple jurisdictions may be difficult.

The Notes will be issued by NXP B.V., which is incorporated under the laws of the Netherlands and NXP Funding LLC and NXP USA, Inc., which were formed under the laws of the state of Delaware in the

United States, and guaranteed by the Parent, which is incorporated under the laws of the Netherlands. In the event of bankruptcy, insolvency or a similar event relating to the Issuers or the Parent, proceedings could be initiated in any of these jurisdictions. Your rights under the Notes and the Note Guarantee will thus be subject to the laws of the Netherlands and the state of Delaware in the United States with respect to the Notes, and the laws of the Netherlands with respect to the Note Guarantee, and you may not be able to effectively enforce your rights in such bankruptcy, insolvency and other similar proceedings. Moreover, such proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights.

The Notes and the Note Guarantee are effectively junior to all of the Issuers’ and the Parent’s secured debt and structurally subordinated to all of the liabilities, including trade payables, of our other subsidiaries that have not guaranteed the Notes.

The Notes and the Note Guarantee will rank equal in right of payment with all of the Issuers’ and the Parent’s existing and future senior indebtedness, but will be effectively junior to all of the Issuers’ and the Parent’s future secured indebtedness to the extent of the value of the assets securing such indebtedness and effectively junior in certain circumstances to indebtedness incurred under the Revolving Credit Agreement with respect to certain assets of NXP B.V. and its subsidiaries that may secure such indebtedness in the future. The Notes and the Note Guarantee will rank senior in right of payment to the Issuers’ and the Parent’s existing and future subordinated indebtedness and will be structurally subordinated to all of the liabilities, including trade payables, of our other subsidiaries that have not guaranteed the Notes. The indenture governing the Notes will not prohibit the Issuers from incurring additional senior debt or secured debt, nor will it prohibit any of the Company’s subsidiaries from incurring additional liabilities.

In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure our other debt will be available to pay obligations in respect of the Notes only after such secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding.

The indenture governing the Notes will not limit our ability to incur additional indebtedness, pay dividends, repurchase securities, engage in transactions with affiliates or engage in other activities that could adversely affect our ability to pay our obligations on the Notes.

The indenture governing the Notes will contain only limited restrictive covenants. The indenture will not limit our or our subsidiaries’ ability to incur additional indebtedness, issue or repurchase securities, pay dividends or engage in transactions with affiliates. We, therefore, may pay dividends and incur additional debt, including secured indebtedness in certain circumstances or indebtedness by, or other obligations of, our subsidiaries to which the Notes would be structurally subordinated. Our ability to incur additional indebtedness and use our funds for numerous purposes may limit the funds available to pay our obligations under the Notes.

If we are required to pay any Additional Amounts as a result of certain changes to tax law, we would have the option to redeem the Notes.

If certain changes in the law of any Relevant Taxing Jurisdiction become effective that would impose withholding taxes or other deductions on the payments on the Notes or the Note Guarantee, that would require the payment of Additional Amounts, we may redeem the Notes in whole, but not in part, at any time, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, and Additional Amounts, if any, to the date of redemption.

United States civil liabilities may not be enforceable against us.

The Company and the Parent are incorporated under the laws of the Netherlands and substantial portions of our assets are located outside of the United States. In addition, certain members of our board, our officers and certain experts named herein reside outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or one of the Parent or such other persons residing outside the United States, or to enforce outside the United States judgments obtained against such persons in U.S. courts in any action. In addition, it may be difficult for investors to enforce, in original actions brought in courts in jurisdictions located outside the United States, rights predicated upon the U.S. laws. See “Enforcement of Civil Liabilities.”

In the absence of an applicable treaty for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters to which the United States and the Netherlands are a party, a judgment obtained against the Company or the Parent in the courts of the United States, whether or not predicated solely upon the U.S. federal securities laws, including a judgment predicated upon the civil liability provisions of the U.S. securities law or securities laws of any State or territory within the United States, will not be directly enforceable in the Netherlands.

In order to obtain a judgment which is enforceable in the Netherlands, the claim must be re-litigated before a competent court of the Netherlands. The relevant Netherlands court has discretion to attach such weight to a judgment of the courts of the United States as it deems appropriate. Based on case law, the courts of the Netherlands may be expected to recognize and grant permission for enforcement of a judgment of a court of competent jurisdiction in the United States without re-examination or re-litigation of the substantive matters adjudicated thereby, provided that (i) the relevant court in the United States had jurisdiction in the matter in accordance with standards which are generally accepted internationally; (ii) the proceedings before that court complied with principles of proper procedure (behoorlijke rechtspleging); (iii) recognition and/or enforcement of that judgment does not conflict with the public policy (openbare orde) of the Netherlands; and (iv) recognition and/or enforcement of that judgment is not irreconcilable with a decision of a Netherlands court rendered between the same parties or with an earlier decision of a foreign court rendered between the same parties in a dispute that is about the same subject matter and that is based on the same cause, provided that earlier decision can be recognized in the Netherlands. Enforcement of any foreign judgment in the Netherlands will be subject to Dutch civil procedure rules. Judgments rendered in a foreign currency can be enforced against assets in the Netherlands in euro only (at the applicable rate of exchange). Furthermore, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that the compensate actual losses or damage.

Based on the foregoing, there can be no assurance that U.S. investors will be able to enforce against us, the Parent or members of our board of directors, officers or certain experts named herein who are residents of the Netherlands or countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters.

In addition, there is doubt as to whether a Dutch court would impose civil liability on us, the Parent, the members of our board of directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. laws brought in a court of competent jurisdiction in the Netherlands against us, the Parent or such members, officers or experts, respectively.

We may not be able to fulfill our repurchase obligations in the event of a change of control.

If we experience a change of control triggering event (as defined in the indenture governing the Notes) with respect to a series of Notes, we will be required to make an offer to repurchase such series of Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to but excluding the date of repurchase. See “Description of the Notes and the Note Guarantee—Repurchase of Notes upon a Change of Control Triggering Event.” Similarly, upon the occurrence of a change of control, we will be required to make a change of control offer under the Existing Notes.

If a change of control triggering event under the Notes or change of control triggering event under the Existing Notes occurs, and a change of control offer is made, there can be no assurance that we will have available funds sufficient to pay the change of control purchase price for any or all of the Notes and/or the Existing Notes that might be delivered by holders of the Notes and/or the Existing Notes seeking to accept the change of control offer and, accordingly, none of the holders of the Notes or the Existing Notes may receive the change of control purchase price for their Notes or Existing Notes. Our failure to make or consummate the change of control offer or pay the change of control purchase price when due will give the trustee and the holders of the Notes or the Existing Notes the rights, or rights similar to the rights described under “Description of the Notes and the Note Guarantee—Events of Default.”

Moreover, any change of control would constitute an event of default under the Revolving Credit Agreement and Facility Agreements. Therefore, upon the occurrence of a change of control, the lenders under the Revolving Credit Agreement and Facility Agreements would have the right to terminate lending commitments and accelerate their loans, in which case, we would be required to prepay all of our outstanding obligations under the Revolving Credit Agreement and Facility Agreements, as applicable.

The provision relating to a change of control may make it more difficult for a potential acquirer to obtain control of us. In addition, some important corporate events, such as leveraged recapitalizations, that would increase the level of our debt may not constitute a change of control event under the Notes, the Existing Notes, the Revolving Credit Agreement or the Facility Agreements.

Any adverse rating of the Notes or the Existing Notes may cause the trading prices of the Notes to fall.

One or more rating services could potentially lower or withdraw entirely the ratings of the Notes or any of the Existing Notes. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal by the rating agency at any time. No assurance can be given that a rating will remain constant for any given period of time or that a rating will not be lowered or withdrawn entirely by the rating service if, in its judgment, circumstances in the future so warrant. A suspension, reduction or withdrawal at any time of the ratings assigned to the Notes or the Existing Notes by one or more of the rating services may adversely affect the cost and terms and conditions of our financing and could adversely affect the trading prices of the Notes.

There are no established trading markets for the Notes and no market for the Notes may develop. You may not be able to resell your Notes.

The Notes are new issues of securities. There are no established public trading markets for the Notes, and active trading markets may not develop. There may be limited liquidity of any trading markets that do develop for the Notes. In addition, the liquidity of the trading markets in the Notes and the market prices quoted for the Notes may be adversely affected by changes in the overall market for these types of securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a consequence, active trading markets may not develop for the Notes, holders of the Notes may not be able to sell their Notes, or, even if they can sell their Notes, they may not be able to sell them at acceptable prices.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $1.49 billion from the sale of the Notes in this offering, after deducting the underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds from the offering of the Notes to redeem the 5.350% 2026 Notes and the 3.875% 2026 Notes, including all premiums, accrued interest and costs and expenses related to such redemptions. Pending such application, and in the event of any excess net proceeds from the Notes, such proceeds will be temporarily held as cash and other short-term securities or used for general corporate purposes, which may include capital expenditures or short-term debt repayment.

As of June 29, 2025, $500 million aggregate principal amount of the 5.350% 2026 Notes was outstanding. The 5.350% 2026 Notes bear interest at a rate per annum of 5.350% and mature on March 1, 2026. The redemption of the 5.350% 2026 Notes will be subject to a make-whole premium prior to January 1, 2026, after which the redemption will be at par. As of June 29, 2025, $750 million aggregate principal amount of the 3.875% 2026 Notes was outstanding. The 3.875% 2026 Notes bear interest at a rate per annum of 3.875% and mature on June 18, 2026. The redemption of the 3.875% 2026 Notes will be subject to a make-whole premium prior to April 18, 2026, after which the redemption will be at par. We are under no obligation to redeem the 5.350% 2026 Notes or the 3.875% 2026 Notes prior to their respective maturities. This prospectus supplement does not constitute a notice of redemption for the 5.350% 2026 Notes or the 3.875% 2026 Notes; such notice of redemption will be made in accordance with the indenture governing such notes.

Certain of the underwriters and/or certain of their respective affiliates may own a portion of the 5.350% 2026 Notes or the 3.875% 2026 Notes and, as a result of our intended use of a portion of the net proceeds from this offering to redeem the 5.350% 2026 Notes and the 3.875% 2026 Notes, they may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the Notes are investment grade-rated securities. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization, as of June 29, 2025.

Our cash and cash equivalents and capitalization is presented:

•	on an actual basis; and

•

on an as adjusted basis, after giving effect to the issuance of the Notes offered hereby and the application of the net proceeds from the issuance of the Notes for the redemption of all of the 5.350% 2026 Notes and the 3.875% 2026 Notes (but without giving effect to any premium that may be paid in connection with such redemptions) as described under “Use of Proceeds.”

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds,” with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2024 NXP Annual Report and in the 2025 NXP Q1 and Q2 Reports and with the consolidated financial statement and accompanying notes incorporated by reference into this prospectus supplement.

	Actual	As adjusted
	As of June 29, 2025
	($ in millions)
Cash and cash equivalents(1)	$3,170	$3,363

Short-term debt(2)	1,999	749
Long term debt	9,479	9,479
Notes offered hereby	—	1,490	(3)

Total debt	11,478	11,178
Total stockholders’ equity	9,569	9,569
Total capitalization	$21,047	$21,287

(1)

Our cash and cash equivalents on an as adjusted basis reflects the issuance of the Notes offered hereby, with net proceeds therefrom, after deducting the underwriting discounts and estimated offering expenses payable by us, of $1,490 million of cash and (i) the intended redemption of the aggregate principal amount of $500 million of the 5.350% 2026 Notes and $23 million of related accrued and unpaid interest and (ii) the intended redemption of the aggregate principal amount of $750 million of the 3.875% 2026 Notes and $24 million of related accrued and unpaid interest.

(2)	Short-term debt on an actual basis reflects the 5.350% 2026 Notes and 3.875% 2026 Notes to be redeemed with the net proceeds of the Notes offered hereby.
(3)

The Notes offered hereby on an as adjusted basis reflects the book value, being the aggregate principal amount of $1,500 million of the Notes offered hereby, minus expected debt issuance cost of $8 million and $2 million of original issue discount.

DESCRIPTION OF OTHER INDEBTEDNESS

The following contains a summary of certain material provisions of the Revolving Credit Agreement, the Facility Agreements, the Commercial Paper Program and the Existing Notes. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the underlying documents. Terms not otherwise defined in this section shall, unless the context otherwise requires, have the same meanings set out in the Revolving Credit Agreement, the Facility Agreements, the dealer agreement governing Commercial Paper Program or the indentures governing the Existing Notes, as the case may be.

Revolving Credit Agreement

Overview

Pursuant to the amended and restated revolving credit agreement, which was entered into on August 26, 2022 (the “Revolving Credit Agreement”), among the Company and NXP Funding, as borrowers, Barclays Bank PLC, as administrative agent (in such capacity, the “Administrative Agent”), the lenders and letter of credit issuers from time to time party thereto, and the other parties thereto, commitments to provide revolving loans (“Revolving Loans”) in an initial aggregate principal amount of up to $2.5 billion and a sub-facility providing up to $200 million in letters of credit were made available to us.

Repayment

The scheduled maturity date of the Revolving Credit Agreement is August 26, 2027 and any amounts then outstanding will be due and payable on that date.

The Revolving Loans may be prepaid at any time, in whole or in part, without premium or penalty, except that any prepayment of SOFR Loans or EURIBOR loans that is made other than at the end of the applicable interest periods shall be made with reimbursement for any losses, costs and expenses of the lenders resulting therefrom. Any amount repaid or prepaid, whether voluntarily or otherwise, may be re-borrowed, subject to certain conditions precedent to borrowing as specified in the Revolving Credit Agreement. The unutilized portion of any commitment under the Revolving Credit Agreement may be permanently reduced or terminated by the Company (on behalf of itself and the co-borrower) at any time without premium or penalty.

Interest Rates

The Revolving Loans bear interest, at the Company’s option, at a rate per annum equal to (a) in the case of term SOFR loans, the adjusted term SOFR plus the Applicable Term SOFR Margin (as set forth in the grid below), (b) in the case of EURIBOR loans, the aggregate of the adjusted EURIBO rate plus the Applicable EURIBOR Margin (as set forth in the grid below) and (c) in the case of ABR loans, the aggregate of the alternate base rate (defined as the highest of (x) the federal funds effective rate plus 1/2 of 1%, (y) the Administrative Agent’s “prime rate” at its principal office in New York City and (z) the adjusted term SOFR for a one month interest period plus 1%) plus the Applicable ABR Margin (as set forth in the grid below) (in each case, calculated on a 360-day or on a 365 or 366-day year, as applicable).

The applicable margin means a percentage per annum to be determined in accordance with the following applicable rating grid.

	Ratings (S&P/Moody’s/Fitch)	Applicable Term SOFR Margin and Applicable EURIBOR Margin (bps per annum)	Applicable ABR Margin (bps per annum)
Category 1	A-/A3/A- or better	87.5	0.0
Category 2	BBB+/Baa1/BBB+	100.0	0.0
Category 3	BBB/Baa2/BBB	112.5	12.5
Category 4	BBB-/Baa3/BBB-	125.0	25.0
Category 5	BB+/Ba1/BB+ or lower	150.0	50.0

For the purposes of the foregoing, the Company may select interest periods of one, three or six months or such shorter period as the borrowers may elect in the applicable notice. Interest is payable (i) in respect of each ABR loan, quarterly in arrears, (ii) in respect of each term SOFR loan and EURIBOR loan, on the last day of each interest period applicable thereto and, in the case of an interest period in excess of three months, on each date occurring at three-month intervals after the first day of such interest period and (iii) in respect of each loan on any prepayment, at maturity and after such maturity, on demand. The applicable margin on all overdue amounts owing under the loan documentation will increase by 2% per annum.

Guaranty for the Revolving Credit Agreement

The obligations of the Company and NXP Funding under the Revolving Credit Agreement are unconditionally and irrevocably guaranteed, jointly and severally, on a senior unsecured basis by the Parent, NXP USA and each other subsidiary of the Company that becomes party to the guaranty (together, the “RCF Guarantors”).

If we cannot make payments on the Revolving Credit Agreement when they are due, the RCF Guarantors must make them instead. The laws of certain jurisdictions limit the enforceability or require the limitation of certain guarantees.

Facility A Agreement

Overview

Pursuant to the facility agreement, which was entered into on November 22, 2024 (the “Facility A Agreement”), among the Company, as borrower, and European Investment Bank ( “Bank”), loans in an aggregate principal amount of €640 million (“Facility A Loans”) were made available to us, which may be U.S. Dollar or Euro dominated at the option of the Company.

Repayment

The Facility A Loans shall be repaid in a single payment on the date that is specified in the utilization offer, and shall have a maximum tenor of up to December 8, 2030.

The Facility A Loans may be prepaid at any time, in whole or in part, without premium or penalty, upon 60 days prior notice to Bank. If a prepayment request is delivered to Bank with 30 or less days of prior notice, the Company shall pay to Bank a fee in consideration of the administrative costs incurred by Bank. The Company may cancel at any time, in whole or in part, the available facility.

Interest Rates

As of June 29, 2025, there is $670 million principal amount of Facility A Loans outstanding, which bear a fixed interest rate of 4.45%. Interest shall accrue on any overdue amounts owing under the Facility A Agreement at a rate equal to the fixed or floating interest rate, as applicable, plus 2% per annum.

Guaranty for the Facility A Agreement

The obligations of the Company under the Facility A Agreement are unconditionally and irrevocably guaranteed, jointly and severally, on a senior unsecured basis by the Parent, NXP Funding, NXP USA and each other subsidiary of the Company that becomes party to the guaranty (collectively, the “Facility A Guarantors”).

If we cannot make payments on the Facility A Agreement when they are due, the Facility A Guarantors must make them instead. The laws of certain jurisdictions limit the enforceability or require the limitation of certain guarantees.

Covenants & Events of Default

The Facility A Agreement contains affirmative and negative covenants and events of default that are generally consistent with those set forth in the Revolving Credit Agreement, including the financial covenant. The occurrence of an event of default under the Facility A Agreement allows Bank to cancel the available facility and declare all amounts outstanding under the Facility A Agreement immediately due and payable.

Facility B Agreement

Overview

Pursuant to the facility agreement, which was entered into on January 13, 2025 (the “Facility B Agreement” and, together with the Facility A Agreement (the “Facility Agreements”), among the Company, as borrower, and Bank, loans in an aggregate principal amount of €360 million (“Facility B Loans”) were made available to us, which may be U.S. Dollar or Euro dominated at the option of the Company.

Repayment

The Facility B Loans shall be repaid in a single payment on the date that is specified in the utilization offer, and shall have a maximum tenor of up to February 24, 2031.

The Facility B Loans may be prepaid at any time, in whole or in part, without premium or penalty, upon 60 days prior notice to Bank. If a prepayment request is delivered to Bank with 30 or less days of prior notice, the Company shall pay to Bank a fee in consideration of the administrative costs incurred by Bank. The Company may cancel at any time, in whole or in part, the available facility.

Interest Rates

As of June 29, 2025, there is $370 million principal amount of Facility B Loans outstanding, which bear a fixed interest rate of 4.709%. Interest shall accrue on any overdue amounts owing under the Facility B Agreement at a rate equal to the fixed or floating interest rate, as applicable, plus 2% per annum.

Guaranty for the Facility Agreement

The obligations of the Company under the Facility B Agreement are unconditionally and irrevocably guaranteed, jointly and severally, on a senior unsecured basis by the Parent, NXP Funding, NXP USA and each other subsidiary of the Company that becomes party to the guaranty (collectively, the “Facility B Guarantors”).

If we cannot make payments on the Facility B Agreement when they are due, the Facility B Guarantors must make them instead. The laws of certain jurisdictions limit the enforceability or require the limitation of certain guarantees.

Covenants & Events of Default

The Facility B Agreement contains affirmative and negative covenants and events of default that are generally consistent with those set forth in the Revolving Credit Agreement, including the financial covenant. The occurrence of an event of default under the Facility B Agreement allows Bank to cancel the available facility and declare all amounts outstanding under the Facility B Agreement immediately due and payable.

Commercial Paper Program

Overview

On November 21, 2024, the Company, NXP Funding and NXP USA entered into definitive documentation to establish an unsecured commercial paper program (the “Commercial Paper Program”) under which the

Company, NXP Funding and NXP USA may, on a joint and several basis, issue short-term, unsecured commercial paper notes pursuant to an exemption from the registration requirements of the U.S. Securities Act. Amounts available under the Commercial Paper Program may be borrowed, repaid, and re-borrowed from time to time, with the aggregate principal amount of commercial paper notes outstanding under the Commercial Paper Program at any time not to exceed $2,000 million. As of June 29, 2025, Company, NXP Funding and NXP USA had $750 million commercial paper notes outstanding with a duration of up to 98 days.

Prepayments

The maturities of the commercial paper notes issued under the Commercial Paper Program may vary, but shall not exceed 397 days from the date of issuance.

Interest Rate

The commercial paper notes issued under the Commercial Paper Program will be sold under customary market terms in the U.S. commercial paper market at a discount from par or at par and bear interest at rates determined at the time of issuance. As of June 29, 2025, the weighted-average interest rate of the commercial paper notes outstanding under the Commercial Paper Program was 4.67%.

Guarantee

The commercial paper notes issued under the Commercial Paper Program are fully and unconditionally guaranteed on a senior unsecured basis by the Parent. If the Company, NXP Funding and NXP USA cannot make payments on the commercial paper notes issued under the Commercial Paper Program when due, the Parent must make them instead.

Events of Default

The documents governing the Commercial Paper Program contain certain customary events of default.

5.350% 2026 Notes; 3.875% 2026 Notes; 3.150% 2027 Notes; 4.400% 2027 Notes; 5.550% 2028 Notes; 4.300% 2029 Notes; 3.400% 2030 Notes; 2.500% 2031 Notes; 2.650% 2032 Notes; 5.000% 2033 Notes; 3.250% 2041 Notes; 3.125% 2042 Notes; and 3.250% 2051 Notes

Overview

On December 6, 2018, the Company and NXP Funding issued $500 million aggregate principal amount of 5.350% 2026 Notes and $500 million aggregate principal amount of 5.550% 2028 Notes. On May 16, 2022, substantially all of the 5.350% 2026 Notes and the 5.550% 2028 Notes were exchanged for new issuances of substantially identical registered debt securities under the U.S. Securities Act. The 5.350% 2026 Notes are intended to be redeemed in full with the proceeds of this offering.

On June 18, 2019, the Company, NXP Funding and NXP USA issued $750 million aggregate principal amount of 3.875% 2026 Notes and $1,000 million aggregate principal amount of 4.300% 2029 Notes. On May 16, 2022, substantially all of the 3.875% 2026 Notes and the 4.300% 2029 Notes were exchanged for new issuances of substantially identical registered debt securities under the U.S. Securities Act. The 3.875% 2026 Notes are intended to be redeemed in full with the proceeds of this offering.

On May 1, 2020, the Company, NXP Funding and NXP USA issued $500 million aggregate principal amount of 3.150% 2027 Notes and $1,000 million aggregate principal amount of 3.400% 2030 Notes. The 3.400% 2030 Notes were designated as “green bonds,” the proceeds of which were used to fund eligible green projects. On May 16, 2022, substantially all of the 3.150% 2027 Notes and the 3.400% 2030 Notes were exchanged for new issuances of substantially identical registered debt securities under the U.S. Securities Act.

On May 11, 2021, the Company, NXP Funding and NXP USA issued $1,000 million aggregate principal amount of 2.500% 2031 Notes and $1,000 million aggregate principal amount of 3.250% 2041 Notes. The 2.500% 2031 Notes were designated as “green bonds,” the proceeds of which were used to fund eligible green projects. On May 16, 2022, substantially all of the 2.500% 2031 Notes and the 3.250% 2041 Notes were exchanged for new issuances of substantially identical registered debt securities under the U.S. Securities Act.

On November 30, 2021, the Company, NXP Funding and NXP USA issued $1,000 million aggregate principal amount of 2.650% 2032 Notes, $500 million aggregate principal amount of 3.125% 2042 Notes and $500 million aggregate principal amount of 3.250% 2051 Notes. On May 16, 2022, substantially all of the 2.650% 2032 Notes, 3.125% 2042 Notes and the 3.250% 2051 Notes were exchanged for new issuances of substantially identical registered debt securities under the U.S. Securities Act.

On May 16, 2022, the Company, NXP Funding and NXP USA issued $500 million aggregate principal amount of the 4.400% 2027 Notes and $1,000 million aggregate principal amount of the 5.000% 2033 Notes. The 5.000% 2033 Notes were designated as “green bonds,” the proceeds of which were used to fund eligible green projects. The 4.400% 2027 Notes and the 5.000% 2033 Notes are registered under the U.S. Securities Act.

Interest Rate

The 5.350% 2026 Notes accrue interest at a rate of 5.350% per annum and mature on March 1, 2026. Interest on the 5.350% 2026 Notes is payable semi-annually on March 1 and September 1 of each year.

The 3.875% 2026 Notes accrue interest at a rate of 3.875% per annum and mature on June 18, 2026. Interest on the 3.875% 2026 Notes is payable semi-annually on June 18 and December 18 of each year.

The 3.150% 2027 Notes accrue interest at a rate of 3.150% per annum and mature on May 1, 2027. Interest on the 3.150% 2027 Notes is payable semi-annually on May 1 and November 1 of each year.

The 4.400% 2027 Notes accrue interest at a rate of 4.400% per annum and mature on January 1, 2027. Interest on the 4.400% 2027 Notes is payable semi-annually on June 1 and December 1 of each year.

The 5.550% 2028 Notes accrue interest at a rate of 5.550% per annum and mature on December 1, 2028. Interest on the 5.550% 2028 Notes is payable semi-annually on June 1 and December 1 of each year.

The 4.300% 2029 Notes accrue interest at a rate of 4.300% per annum and mature on June 18, 2029. Interest on the 4.300% 2029 Notes is payable semi-annually on June 18 and December 18 of each year.

The 3.400% 2030 Notes accrue interest at a rate of 3.400% per annum and mature on May 1, 2030. Interest on the 3.400% 2030 Notes is payable semi-annually on May 1 and November 1 of each year.

The 2.500% 2031 Notes accrue interest at a rate of 2.500% per annum and mature on May 11, 2031. Interest on the 2.500% 2031 Notes is payable semi-annually on May 11 and November 11 of each year.

The 2.650% 2032 Notes accrue interest at a rate of 2.650% per annum and mature on February 15, 2032. Interest on the 2.650% 2032 Notes is payable semi-annually on February 15 and August 15 of each year.

The 5.000% 2033 Notes accrue interest at a rate of 5.000% per annum and mature on January 15, 2033. Interest on the 5.000% 2033 Notes is payable semi-annually on January 15 and July 15 of each year.

The 3.250% 2041 Notes accrue interest at a rate of 3.250% per annum and mature on May 11, 2041. Interest on the 3.250% 2041 Notes is payable semi-annually on May 11 and November 11 of each year.

The 3.125% 2042 Notes accrue interest at a rate of 3.125% per annum and mature on February 15, 2042. Interest on the 3.125% 2042 Notes is payable semi-annually on February 15 and August 15 of each year.

The 3.250% 2051 Notes accrue interest at a rate of 3.250% per annum and mature on May 30, 2051. Interest on the 3.250% 2051 Notes is payable semi-annually on May 30 and November 30 of each year.

Prepayments and Redemptions

The Company and NXP Funding may redeem all or part of the 5.350% 2026 Notes and the 5.550% 2028 Notes. The Company, NXP Funding and NXP USA may redeem all or part of the 3.875% 2026 Notes, the 3.150% 2027 Notes, 4.400% 2027 Notes, the 4.300% 2029 Notes, the 3.400% 2030 Notes, the 2.500% 2031 Notes, the 2.650% 2032 Notes, 5.000% 2033 Notes, the 3.250% 2041 Notes, the 3.125% 2042 Notes and the 3.250% 2051 Notes at a price equal to 100% of the principal amount of such notes redeemed plus accrued and unpaid interest to the redemption date and a make-whole premium.

The Company, NXP Funding and NXP USA (and in the case of the December 2018 Notes, the Company and NXP Funding) may also redeem all such notes in whole, but not in part, at any time, upon giving proper notice, if changes in tax laws impose certain withholding taxes on amounts payable thereunder. If the Company, NXP Funding and NXP USA (and in the case of the December 2018 Notes, the Company and NXP Funding) decide to do this, they must pay holders of such notes a price equal to the principal amount of the notes redeemed plus interest and certain other amounts.

In certain change of control transactions, the Company, NXP Funding and NXP USA (and in the case of the December 2018 Notes, the Company and NXP Funding) may be required to offer to repurchase all such notes at 101% of their principal amount plus accrued and unpaid interest.

Guarantee

The December 2018 Notes are fully and unconditionally guaranteed on a senior unsecured basis by NXP USA. NXP USA is an issuer, along with the Company and NXP Funding, of the Existing Notes other than the December 2018 Notes. All of the Existing Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Parent.

If the Company and NXP Funding cannot make payments on the 5.350% 2026 Notes or the 5.550% 2028 Notes when they are due, the applicable guarantors must make them instead. If the Company, NXP Funding and NXP USA cannot make payment on the 3.875% 2026 Notes, the 3.150% 2027 Notes, 4.400% 2027 Notes, the 4.300% 2029 Notes, the 3.400% 2030 Notes, the 2.500% 2031 Notes, the 2.650% 2032 Notes, 5.000% 2033 Notes, the 3.250% 2041 Notes, the 3.125% 2042 Notes and the 3.250% 2051 Notes when they are due, the applicable guarantors must make them instead. The laws of certain jurisdictions may limit the enforceability of certain guarantees and of the rights to the collateral supporting such guarantees.

Priority

Each of the Existing Notes are:

•

effectively junior to all of the Issuers’ and any guarantors’ future secured indebtedness, to the extent of the value of assets securing such obligations and effectively junior in certain circumstances to indebtedness incurred under the Revolving Credit Agreement with respect to certain assets of NXP B.V. and its subsidiaries that may secure such indebtedness in the future;

•

equal in right of payment with all of the existing and future senior unsecured indebtedness of NXP B.V. and any guarantors under the Existing Notes, as applicable, and senior in right of payment to the existing and future subordinated indebtedness of the Issuers and any guarantors; and

•	structurally subordinated to all of the liabilities, including trade payables, of our subsidiaries that are not obligors or guarantors of the Notes.

Certain Covenants and Events of Default

The indentures governing the Existing Notes contain covenants that, among other things, restrict, subject to certain exceptions, the Company’s, NXP Funding’s and NXP USA’s (and in the case of the December 2018 Notes, the Company’s and NXP Funding’s) ability to:

•	consolidate, merge or sell all or substantially all of our assets;

•	create certain liens; and

•	enter into certain sale and leaseback transactions.

These covenants are subject to a number of important qualifications and exceptions.

The indentures governing the Existing Notes also contain certain customary events of default.

DESCRIPTION OF THE NOTES AND THE NOTE GUARANTEE

The following is a description of the dollar-denominated 4.300% senior notes due 2028 (the “2028 Notes”), the dollar-denominated 4.850% senior notes due 2032 (the “2032 Notes”) and the dollar-denominated 5.250% senior notes due 2035 (the “2035 Notes” and, together with the 2028 Notes and the 2032 Notes, the “Notes”). The Notes will be jointly and severally issued by NXP B.V. (the “Company”), NXP Funding LLC (“NXP Funding”) and NXP USA, Inc. (“NXP USA” and, together with the Company and NXP Funding, the “Issuers”).

In this Description of the Notes and the Note Guarantee, the Company refers only to NXP B.V., and any successor obligor to NXP B.V. on the Notes, and not to any of its subsidiaries, including NXP Funding or NXP USA. NXP Funding is a Wholly Owned Subsidiary of the Company that has been organized as a limited liability company in Delaware as a special purpose finance subsidiary to facilitate the offering of debt securities of the Company. Accordingly, you should not expect NXP Funding to participate in servicing the principal and interest obligations on the Notes.

The Issuers will issue the Notes under the indenture, dated as of May 16, 2022 (the “Base Indenture”), among the Issuers, the Parent, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, as supplemented by the second supplemental indenture, to be dated as of the closing of this offering, (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

The following description is a summary and does not describe every aspect of the Notes and the Indenture. You can find the definitions of certain terms used in this description under “—Certain Definitions.” Because this is a summary, it may not contain all the information that is important to you. The following summary hereby supplements and, to the extent of any inconsistency therewith, replaces the description of the general terms and provisions of the securities set forth under the heading “Description of Debt Securities” in the accompanying prospectus. You should read the Indenture in its entirety. The terms of the Notes will include those stated in the Indenture and those made part of such Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Brief Description of the Notes and the Note Guarantee

The Notes:

•	are senior unsecured obligations of the Issuers;

•	are senior in right of payment to any future Subordinated Indebtedness of the Issuers;

•

are effectively junior to any future secured obligations of the Issuers, to the extent of the value of assets securing such obligations and effectively junior in certain circumstances to indebtedness incurred under the Revolving Credit Agreement with respect to certain assets of NXP B.V. and its subsidiaries that may secure such indebtedness in the future;

•	are structurally subordinated to the liabilities of the Issuers’ respective Subsidiaries which do not guarantee the Notes; and

•	are unconditionally guaranteed on a senior unsecured basis by the Guarantor.

Principal, Maturity and Interest

The Notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The rights of holders of beneficial interests in the Notes (the “Holders”) to receive the payments on such Notes are subject to applicable procedures of DTC. If the due date for any payment in respect of any Notes is not a Business Day at the place at which such payment is due to be paid, the holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

The 2028 Notes will be issued in an aggregate principal amount of $500,000,000 on the Issue Date. The 2028 Notes will mature on August 19, 2028. The 2032 Notes will be issued in an aggregate principal amount of $300,000,000 on the Issue Date. The 2032 Notes will mature on August 19, 2032. The 2035 Notes will be issued in an aggregate principal amount of $700,000,000 on the Issue Date. The 2035 Notes will mature on August 19, 2035.

Interest on the 2028 Notes will accrue at the rate of 4.300% per annum and will be payable, in cash, semi-annually in arrears on February 19 and August 19 of each year, commencing on February 19, 2026, to holders of record on the immediately preceding February 1 and August 1. Interest on the 2032 Notes will accrue at the rate of 4.850% per annum and will be payable, in cash, semi-annually in arrears on February 19 and August 19 of each year, commencing on February 19, 2026, to holders of record on the immediately preceding February 1 and August 1. Interest on the 2035 Notes will accrue at the rate of 5.250% per annum and will be payable, in cash, semi-annually in arrears on February 19 and August 19 of each year, commencing on February 19, 2026, to holders of record on the immediately preceding February 1 and August 1.

Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each interest period shall end on (but not include) the relevant interest payment date.

Additional Notes

The Issuers may, without the consent of the Holders, increase the principal amount of Notes by issuing additional Notes of any series (“Additional Notes”) in the future on the same terms and conditions as the Notes of such series, except for any differences in the issue price, the interest (whether accrued prior to the issue date of the Additional Notes or otherwise) or the maturity. The Additional Notes will have the same CUSIP number as the outstanding Notes of such series, provided that any Additional Notes that are not fungible with the Notes of such series for U.S. federal income tax purposes will be issued under a separate CUSIP number.

Methods of Receiving Payments on the Notes

Principal, premium, if any, interest and Additional Amounts (as defined below), if any, on the Notes of each series in registered, global form without interest coupons (collectively, the “Global Notes”) will be payable at the specified office or agency of one or more Paying Agents (as defined herein), provided that all such payments with respect to Notes represented by one or more Global Notes registered in the name of or held by a nominee of DTC will be made by wire transfer of immediately available funds to the account specified by the Holder or Holders thereof.

Principal, premium, if any, interest and Additional Amounts, if any, on any certificated securities (“Definitive Registered Notes”) will be payable at the specified office or agency of the Paying Agent in the Borough of Manhattan, City of New York maintained for such purposes. In addition, interest on the Definitive Registered Notes may be paid by check mailed to the person entitled thereto as shown on the register for the Definitive Registered Notes. See “—Paying Agent and Registrar for the Notes.”

Paying Agent and Registrar for the Notes

The Issuers will maintain a paying agent (the “Paying Agent”) for the Notes in the Borough of Manhattan, City of New York. The initial Paying Agent for the Notes will be Deutsche Bank Trust Company Americas.

The Issuers will also maintain a registrar (the “Registrar”) and a transfer agent (the “Transfer Agent”) in the Borough of Manhattan, City of New York. The Registrar and the Transfer Agent will maintain a register reflecting the ownership of the Definitive Registered Notes outstanding from time to time, if any, and will make payments on and facilitate transfers of Definitive Registered Notes on behalf of the Issuers. The Transfer Agent shall perform the functions of a transfer agent. The initial Registrar and the initial Transfer Agent for the Notes will be Deutsche Bank Trust Company Americas.

The Issuers may change any Paying Agent, Registrar or Transfer Agent for the Notes without prior notice to the Holders. The Issuers or any of its Subsidiaries may act as Paying Agent or Registrar in respect of the Notes.

Transfer and Exchange

A holder may transfer or exchange the Notes of any series in accordance with the provisions of the Indenture. The registrar and the Trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of Notes to be redeemed.

Note Guarantee

The obligations of the Issuers pursuant to the Notes, including any payment obligation resulting from a Change of Control Triggering Event, will be guaranteed (the “Note Guarantee”) on a senior unsecured basis by the Parent.

Substantially all the operations of the Company are conducted through its Subsidiaries and joint ventures. Such Subsidiaries of the Company and joint ventures have not guaranteed the Notes. Claims of creditors of Subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by Subsidiaries, and claims of preferred and minority stockholders (if any) of Subsidiaries and claims against joint ventures generally will have priority with respect to the assets and earnings of Subsidiaries and joint ventures over the claims of creditors of the Company, including Holders. The Notes and the Note Guarantee therefore will be structurally or effectively subordinated to creditors (including trade creditors) and preferred and minority stockholders (if any) of Subsidiaries of the Company and joint ventures.

Optional Redemption

Except as set forth below in this section and under the provision described under “—Redemption for Taxation Reasons,” the Notes are not redeemable at the option of the Issuers.

Optional Redemption for the 2028 Notes

Prior to July 19, 2028 (one month prior to the maturity date of the 2028 Notes) (the “2028 Notes Par Call Date”), the Issuers may redeem the 2028 Notes at their option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the 2028 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the 2028 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2028 Notes Par Call Date, the Issuers may redeem the 2028 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2028 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Optional Redemption for the 2032 Notes

Prior to June 19, 2032 (two months prior to the maturity date of the 2032 Notes) (the “2032 Notes Par Call Date”), the Issuers may redeem the 2032 Notes at their option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the 2032 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the 2032 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2032 Notes Par Call Date, the Issuers may redeem the 2032 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2032 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Optional Redemption for the 2035 Notes

Prior to May 19, 2035 (three months prior to the maturity date of the 2035 Notes) (the “2035 Notes Par Call Date”), the Issuers may redeem the 2035 Notes at their option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the 2035 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the 2035 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2035 Notes Par Call Date, the Issuers may redeem the 2035 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2035 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Procedures for notices of redemption will be provided as set forth under “—Selection and Notice” below.

Any redemption and notice of redemption may, at the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at the Issuers’ discretion, the date of redemption may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption so delayed. The Issuers shall provide written notice to the Trustee prior to the close of business one Business Day prior to the redemption date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest to, but excluding, the redemption date, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuers.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under “—Repurchase of Notes upon a Change of Control Triggering Event.” We may at any time and from time to time purchase Notes in the open market or otherwise.

Selection and Notice

In the case of a partial redemption of the Notes of a series, selection of the Notes of such series for redemption will be made on a pro rata basis, to the extent practicable or by lot or such other similar method in accordance with the procedures of the Depositary; provided that no Notes of $2,000 or less shall be redeemed or repurchased in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes of any series are held by DTC (or another depositary), the redemption of the Notes of such series shall be done in accordance with the policies and procedures of the depositary.

Unless the Issuers default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

Redemption for Taxation Reasons

The Issuers, the Parent or a successor to an Issuer or the Parent may redeem the Notes of a series in whole, but not in part, at any time upon giving not less than 15 nor more than 60 days’ prior notice to the Holders (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding the date fixed for redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts (see “—Withholding Taxes”), if any, then due and which will become due on the tax redemption date as a result of the redemption or otherwise, if any, if an Issuer, the Parent or a successor to an Issuer or the Parent (each, a “Payor”) determines in good faith that, as a result of:

(1)

any change in, or amendment to, the law or tax treaties (or any regulations, official published guidance or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined herein) affecting taxation; or

(2)

any change in, or amendment to, or the introduction of, an official position regarding the application, administration or interpretation of such laws, tax treaties, regulations, official published guidance or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) of a Relevant Taxing Jurisdiction (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), such Payor is, or on the next interest payment date in respect of the Notes of such series would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to the Issuers, the Parent or a successor to an Issuer or the Parent (including, for the avoidance of doubt, the appointment of a new Paying Agent where this would be reasonable, but not including assignment of the obligation to make payment with respect to the Notes). In the case of redemption due to such obligation to pay Additional Amounts as a result of a Change in Tax Law in a jurisdiction that is a Relevant Taxing Jurisdiction at the date of this prospectus, such Change in Tax Law must become effective after the date of this prospectus. In the case of redemption due to such obligation to pay Additional Amounts as a result of a Change in Tax Law in a jurisdiction that becomes a Relevant Taxing Jurisdiction after the date of this prospectus, such Change in Tax Law must become effective after the date the jurisdiction becomes a Relevant Taxing Jurisdiction, unless the Change in Tax Law would have applied to the prior Relevant Taxing Jurisdiction. Notice of redemption for taxation reasons will be published in accordance with the procedures described under “—Selection and Notice.” Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment of Additional Amounts if a payment in respect of the Notes were then due and (b) unless, at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuers or Successor Company will deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to redeem have been satisfied and that it would not be able to avoid the obligation to pay Additional Amounts by taking reasonable measures available to it and (b) an opinion of an independent tax counsel of recognized standing to the effect that the relevant Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the Holders.

Withholding Taxes

All payments made by or on behalf of a Payor on the Notes or the Note Guarantee will be made free and clear of and without withholding or deduction for, or on account of, any Taxes unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(1)	the Netherlands, the United States or any political subdivision or Governmental Authority thereof or therein having power to tax;

(2)

any jurisdiction from or through which payment on any such Note or Note Guarantee is made by the relevant Payor or its agents, or any political subdivision or Governmental Authority thereof or therein having the power to tax; or

(3)

any other jurisdiction in which the Payor is incorporated or organized, engaged in business for tax purposes, a resident for tax purposes, or any political subdivision or Governmental Authority thereof or therein having the power to tax (each of clause (1), (2) and (3), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments made with respect to any Note or the Note Guarantee, including payments of principal, redemption price, premium, if any, or interest, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders or beneficial owners after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), will not be less than the amounts which would have been received in respect of such payments on any such Note or the Note Guarantee in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:

(1)	in the case of a Holder that is a U.S. Person (as defined below), any Taxes imposed by the United States or a political subdivision thereof;

(2)

any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or the beneficial owner of a Note (or between a fiduciary, settlor, beneficiary, partner, member or shareholder of, or possessor of power over the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including, without limitation, being resident for tax purposes or being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment or a dependent agent in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such Note or the receipt of any payment in respect thereof;

(3)

any Taxes that are imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Note to comply with a written request of the Payor addressed to the Holder or the beneficial owner after reasonable notice, to provide certification, information, documents or other evidence concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of the Holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a law, statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of, all or part of such Taxes;

(4)	any Taxes that are payable otherwise than by deduction or withholding from a payment of the principal, premium, if any or interest on the Notes or any Note Guarantee;

(5)	any estate, inheritance, gift, value added, sales, use, excise, transfer, personal property or similar Taxes;

(6)

any Taxes imposed in connection with a Note or Note Guarantee presented for payment (where presentation is permitted or required for payment) by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Note or Note Guarantee to, or otherwise accepting payment from, another paying agent;

(7)

any Taxes imposed by reason of a Holder’s past or present status as a passive foreign investment company, a controlled foreign corporation or a personal holding company, in each case as defined for U.S. federal income tax purposes, or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(8)

any Taxes imposed on interest received by (1) a 10% shareholder (as defined in section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder) of the Issuers or (2) a controlled foreign corporation that is related to the Issuers within the meaning of section 864(d)(4) of the Code, or (3) a bank receiving interest described in section 881(c)(3)(A) of the Code, to the extent such tax, assessment or other governmental charge would not have been imposed but for the Holder’s status as described in clauses (1) through (3) of this sub-clause (8);

(9)

any Taxes imposed or required pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement);

(10)	any Taxes imposed, deducted or withheld pursuant to the Dutch Withholding Tax Act 2021 (Wet Bronbelasting 2021); or

(11)	any combination of the above.

Such Additional Amounts will also not be payable (x) if the payment could have been made without such deduction or withholding if the Holder or the beneficiary of the payment had presented the Note for payment (where presentation is required for payment) within 15 days after the relevant payment was first made available for payment to the Holder or (y) where, had the beneficial owner of the Note been the Holder, such beneficial owner would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (11) inclusive above.

As used in this section “—Withholding Taxes,” “U.S. Person” means any citizen or individual resident of the United States for U.S. federal income tax purposes, a corporation (or other entity subject to tax as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state of the United States, any state or political division thereof or the District of Columbia, a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia, any estate the income of which is subject to U.S. federal income taxation regardless of its source, or any trust that (i) is subject to the supervision of a court within the United States and the control of one or more United States persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes, in such form as provided in the ordinary course by the Relevant Taxing Jurisdiction and as is reasonably available to the Payor, and will provide such certified copies to the Trustee. Such copies shall be made available to the Holders upon request. The Payor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of the Notes.

If any Payor will be obligated to pay Additional Amounts under or with respect to any payment made on any Note or the Note Guarantee, at least 30 days prior to the date of such payment, the Payor will deliver to the Trustee an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the relevant payment date, in which case the Payor may deliver such Officer’s Certificate as promptly as practicable after the date that is 30 days prior to the payment date). The Trustee will be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary.

Wherever in any of the Indenture, the Note Guarantee or this “Description of the Notes and the Note Guarantee” there is mentioned, in any context:

(1)	the payment of principal

(2)	purchase prices in connection with a purchase of Notes

(3)	interest, or

(4)	any other amount payable on or with respect to any of the Notes,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payors will pay any present or future stamp, court or documentary Taxes, or any other excise, property or similar Taxes, that arise in any Relevant Taxing Jurisdiction from the execution, delivery, registration or enforcement of any Notes, the Indenture or any other document or instrument in relation thereto (other than a transfer or exchange of the Notes), and the Payors agree to indemnify the Holders for any such taxes paid by such Holders.

The foregoing obligations of this “Withholding Taxes” section will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any subsequent Relevant Taxing Jurisdiction.

U.S. Federal Income Tax Treatment of NXP Funding

NXP Funding may not hold any material assets, become liable for any material obligations or engage in any business activities, provided that it may be a co-obligor or guarantor with respect to the Notes or any other Indebtedness issued by the Company or a Guarantor, and may engage in any activities directly related thereto or necessary in connection therewith. NXP Funding is treated as a disregarded entity of the Company for U.S. federal income tax purposes, and for so long as any of the Notes remain outstanding, the Issuers will not take any action that is inconsistent with NXP Funding being treated as a disregarded entity of the Company for U.S. federal income tax purposes.

Repurchase of Notes upon a Change of Control Triggering Event

Not later than 60 days following a Change of Control Triggering Event with respect to a series of Notes, unless the Issuers have exercised their right to redeem all of the Notes of such series as described under “—Optional Redemption,” the Issuers will make an Offer to Purchase all of the outstanding Notes of such series at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

An “Offer to Purchase” must be made by written offer, which will specify the principal amount of Notes subject to the offer and the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date. The Offer to Purchase will also contain instructions and materials necessary to enable Holders to tender Notes pursuant to the offer.

A Holder may tender all or any portion of its Notes of the applicable series of Notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a Note tendered must be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. On the purchase date, the purchase price will become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase, and interest on Notes purchased will cease to accrue on and after the purchase date.

The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the U.S. Exchange Act and any other securities laws or regulations (or rules of any exchange on which the Notes are then listed) in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations (or exchange rules) conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations (or exchange rules) and will not be deemed to have breached their obligations, or require a repurchase of the Notes, under the Change of Control provisions of the Indenture by virtue of the conflict.

The Issuers will not be required to make an Offer to Purchase following a Change of Control Triggering Event with respect to a series of Notes if (i) a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to an Offer to Purchase made by the Company and purchases all such Notes validly tendered and not withdrawn under such Offer to Purchase or (ii) a notice of redemption has been given pursuant to the Indenture as described under “—Optional Redemption.” Notwithstanding anything to the contrary herein, an Offer to Purchase may be made in advance of a Change of Control Triggering Event, conditional upon the occurrence of the applicable Change of Control or the Change of Control Triggering Event.

Other indebtedness to which the Issuers or the Company’s Subsidiaries are or may in the future be subject may provide for change of control provisions requiring such indebtedness to be repurchased upon a change of control. See “Description of Other Indebtedness” elsewhere in this prospectus. If the exercise by the Holders of their right to require the Issuers to repurchase the Notes of a series upon a Change of Control Triggering Event occurred at the same time as a change of control event under one or more of the other debt agreements to which the Issuers or the Company’s Subsidiaries are or may in the future be subject to, the Issuers’ ability to pay cash to the Holders upon a repurchase may be further limited by the Issuers’ then-existing financial resources. See “Risk Factors—Risks Related to the Notes—We may not be able to fulfill our repurchase obligations in the event of a change of control..”

There is no precise established definition of the phrase “substantially all,” as used with respect to the assets of the Issuers in the definition of “Change of Control,” under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person, in which case a Holder’s ability to obtain the benefit of these provisions could be unclear.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company. As of the date hereof, the Company has no present intention to engage in a transaction involving a Change of Control, although it is possible that it could decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on the Company’s ability to incur certain types of additional Indebtedness are contained in the covenants described under “—Negative Covenants—Limitations on Liens” and “—Negative Covenants—Limitations on Sale and Leaseback Transactions.” Such restrictions can be waived only with the consent of the Holders of a majority in principal amount of the Notes of the applicable series then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

The provisions under the Indenture relating to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes of the applicable series.

Certain Covenants

Principal and Interest

The Issuers covenant to pay the principal of and interest on the Notes when due and in the manner that will be provided in the Indenture.

Merger and Consolidation

The Company

The Company will not consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all its assets, in one transaction or a series of related transactions, to any Person, or permit any Person to consolidate with or merge with or into it, unless:

(1)

either (x) the Company will be the surviving Person of any such consolidation or merger or any such sale, assignment, conveyance, lease, transfer or other disposition or (y) the resulting, surviving or transferee Person of any such consolidation or merger or any such sale, assignment, conveyance, lease, transfer or other disposition will be a Person organized and existing under the laws of any member state of the European Union on January 1, 2004, the United States of America, any state thereof or the District of Columbia, Canada or any province of Canada, Norway, Switzerland or Singapore (or, a Person not organized under such laws which agrees (i) to submit to the jurisdiction of the United States district court for the Southern District of New York, and (ii) to indemnify and hold harmless the Holders against Taxes and expenses due as a result of such transaction, if any), and, in the case of (y), such Person expressly assumes, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Company under the Notes and the Indenture (any such Person under (x) or (y), a “Successor Company”);

(2)

immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(3)

the Company shall have delivered to the Trustee (i) an Officer’s Certificate and an Opinion of Counsel, each to the effect that such transaction and such supplemental indenture (if any) comply with the Indenture and (ii) an Opinion of Counsel to the effect that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Company (in each case, in form and substance reasonably satisfactory to the Trustee), provided that, in each case, in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to the satisfaction of clause (2) above.

The restriction in clause (3) of the first paragraph above shall not be applicable to:

(a)

the consolidation with or merger with or into the Company of, or the sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company’s assets to, an Affiliate of the Company, if an Officer or the Company’s Board of Directors determines in good faith that the purpose of such transaction is principally to change the Company’s jurisdiction of incorporation or convert the Company’s form of organization to another form; or

(b)

the consolidation with or merger with or into the Company of, or the sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company’s assets to, the Parent or a single Wholly Owned Subsidiary of the Company in accordance with applicable law, provided that, if no supplemental indenture needs to be executed in relation to such transaction, the Company will notify the Trustee of such transaction (but no Officer’s Certificate or Opinion of Counsel shall need to be delivered to the Trustee in relation thereto).

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company’s assets occurs in accordance with the Indenture, the Successor Company (if other than the Company) will succeed to, and be substituted for the Company and may exercise every right and power under the Indenture and the Notes with the same effect as if such Successor Company had been named in the Company’s place in the Indenture, and the Company will be released from all its obligations and covenants under the Indenture and the Notes.

NXP Funding

NXP Funding may not consolidate with, merge with or into any Person or permit any Person to merge with or into NXP Funding unless either (x) NXP Funding will be the surviving Person of any such consolidation or merger or (y) concurrently therewith, a Subsidiary of the Company that is a limited liability company or corporation organized under the laws of the United States of America, any state thereof or the District of Columbia (which may be NXP Funding or the continuing Person as a result of such transaction) expressly assumes all the obligations of NXP Funding under the Notes and the Indenture.

Upon the consummation of any transaction effected in accordance with (y) in the immediately preceding paragraph, the resulting surviving NXP Funding will succeed to, and be substituted for, NXP Funding and may exercise every right and power under the Indenture and the Notes with the same effect as if such successor Person had been named in NXP Funding’s place in the Indenture, and NXP Funding will be released from all its obligations and covenants under the Indenture and the Notes.

Any such surviving or transferee Person must be a disregarded entity for U.S. federal income tax purposes, which is either a direct Wholly Owned Subsidiary of the Company, or held through one or more Subsidiaries of the Company that are treated as disregarded entities for U.S. federal income tax purposes.

NXP USA

NXP USA may not:

(1)	consolidate with or merge with or into any Person,

(2)	sell, convey, transfer or dispose of all or substantially all its assets, in one transaction or a series of related transactions, to any Person, or

(3)	permit any Person to merge with or into NXP USA,

unless:

(a)	the other Person is the Parent, the Company or NXP Funding (or becomes a Subsidiary Guarantor concurrently with the transaction);

(b)

(1) either (x) NXP USA is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of NXP USA under the Notes; and (2) immediately after giving effect to the transaction, no Default or Event of Default has occurred and is continuing; or

(c)

the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of NXP USA or the sale or disposition of all or substantially all the assets of NXP USA otherwise permitted by the Indenture.

NXP USA’s obligations with respect to a series of Notes will terminate and release:

(1)

upon a sale or other disposition (including by way of consolidation or merger) of the Capital Stock of NXP USA or of a Person who holds all of the Capital Stock of NXP USA, such that NXP USA does not remain a Subsidiary, or the sale or disposition of all or substantially all of the assets of NXP USA, in each case, as otherwise permitted by the Indenture;

(2)	upon defeasance or discharge of the Notes of such series, as provided in the provisions described under “—Defeasance” and “—Satisfaction and Discharge;” or

(3)

at the option of the Issuers, so long as no Event of Default has occurred and is continuing with respect to such series of Notes, once NXP USA is unconditionally released from its liability with respect to (i) the Revolving Credit Agreement and (ii) the Existing Notes.

Guarantor

The Parent

The Parent will not consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all its, assets in one transaction or a series of related transactions, to any Person, or to permit any Person to consolidate with or merge with or into it, unless:

(1)

either (x) the Parent will be the surviving Person of any such consolidation or merger or any such sale, assignment, conveyance, lease, transfer or other disposition or (y) the resulting, surviving or transferee Person of any such consolidation or merger or any such sale, assignment, conveyance, lease, transfer or other disposition will be a Person organized and existing under the laws of any member state of the European Union on January 1, 2004, the United States of America, any state thereof or the District of Columbia, Canada or any province of Canada, Norway, Switzerland or Singapore (or, a Person not organized under such laws which agrees (i) to submit to the jurisdiction of the United States district court for the Southern District of New York, and (ii) to indemnify and hold harmless the Holders against Taxes and expenses due as a result of such transaction, if any), and, in the case of (y), such Person expressly assumes, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Parent under the Notes and the Indenture (any such Person under (x) or (y), a “Successor Parent”);

(2)

immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Parent or any Subsidiary of the Successor Parent as a result of such transaction as having been Incurred by the Successor Parent or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(3)

the Parent shall have delivered to the Trustee (i) an Officer’s Certificate and an Opinion of Counsel, each to the effect that such transaction and such supplemental indenture (if any) comply with the Indenture and (ii) an Opinion of Counsel to the effect that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Parent (in each case, in form and substance reasonably satisfactory to the Trustee), provided that, in each case, in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to the satisfaction of clause (2) above.

The restriction in clause (3) of the first paragraph above shall not be applicable to:

(a)

the consolidation with or merger with or into the Parent of, or the sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Parent’s assets to, an Affiliate of the Parent, if an Officer or the Parent’s Board of Directors determines in good faith that the purpose of such transaction is principally to change the Parent’s jurisdiction of incorporation or convert the Parent’s form of organization to another form;

(b)

the consolidation with or merger with or into the Parent of, or the sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all the Parent’s assets to, a single Wholly Owned Subsidiary of the Parent, including, but not limited to, the Company, in accordance with applicable law; or

(c)

the consolidation with or merger with or into the Parent, or the sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all the Parent’s assets, if (i) an Officer or the Parent’s Board of Directors determines in good faith that the purpose of such transaction is principally to change the Parent’s jurisdiction of incorporation, (ii) such transaction does not constitute a Change of Control, (iii) such transaction complies with clauses (1) and (2) in the first paragraph above, and (iv) a Successor Parent expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Parent under the Notes and the Indenture, provided that, if no supplemental indenture needs to be executed in relation to such transaction, the Parent will notify the Trustee of such transaction (but no Officer’s Certificate or Opinion of Counsel shall need to be delivered to the Trustee in relation thereto).

Further, whether or not a merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Parent’s assets occurs, the Parent may effect a transaction or series of related transactions that is principally to change the Parent’s jurisdiction of incorporation and any successor entity in such transaction shall be substituted for the Parent, so long as such transaction does not constitute a Change of Control and such transaction complies with clauses (1) and (2) in the first paragraph above and (i)-(iv) in paragraph (C) above.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Parent’s assets or change of jurisdiction transaction as described in the immediately preceding paragraph occurs in accordance with the Indenture, the Successor Parent (if other than the Parent) will succeed to, and be substituted for the Parent and may exercise every right and power under the Indenture and the Notes with the same effect as if such Successor Parent had been named in the Parent’s place in the Indenture, and the Parent will be released from all its obligations and covenants under the Indenture and the Notes.

Negative Covenants

In addition to the covenants set forth above, the following additional covenants shall apply to the Notes. These covenants do not limit the Issuers’ ability to Incur Indebtedness.

Limitations on Liens

The Indenture will provide that, so long as any Notes of a series are outstanding, the Company and NXP Funding will not, and will not permit any Significant Subsidiary to, issue or assume any Indebtedness if such Indebtedness is secured by a Lien, other than a Permitted Lien, upon any Principal Property of the Company and NXP Funding or any Significant Subsidiary without:

(1)

at the same time providing that the Notes of such series and the obligations under the Indenture with respect to such series are directly, equally and ratably secured with (or prior to, in the case of Liens with respect to Subordinated Indebtedness) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured; or

(2)	providing such other Lien for the Notes of such series and the obligations under the Indenture as may be approved by a majority in aggregate principal amount of Holders of Notes of such series.

Limitations on Sale and Leaseback Transactions

The Indenture will provide that, so long as any Notes of a series thereunder are outstanding, the Company and NXP Funding will not, and will not permit any Significant Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(1)

the Company or such Significant Subsidiary would be entitled to incur Indebtedness secured by a Lien on the property to be leased in an amount equal to the Attributable Liens with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes of such series pursuant to the covenant “—Negative Covenants—Limitations on Liens” described above;

(2)

the net proceeds of the sale of the Principal Property to be leased are applied within 365 days of the effective date of the Sale and Leaseback Transaction to (i) the purchase, construction, development or acquisition of another Principal Property or (ii) the repayment of (x) any series of Notes;

(3)

Indebtedness of the Company and NXP Funding that ranks equally with, or is senior to, the Notes or (z) any Indebtedness of one or more Significant Subsidiaries; provided, in each case, that in lieu of applying such amount to such retirement, we may deliver Notes to the Trustee for cancellation, such Notes to be credited at the cost thereof to us;

(4)	such Sale and Leaseback Transaction was entered into prior to the Issue Date;

(5)

such Sale and Leaseback Transaction involves a lease for not more than three years (or which may be terminated by the Company or a Significant Subsidiary within a period of not more than three years); or

(6)	such Sale and Leaseback Transaction with respect to any Principal Property was between only the Parent and a Subsidiary of the Parent or only between Subsidiaries of the Parent.

Events of Default

Each of the following will be an Event of Default under the Indenture:

(1)

default in any payment of interest or Additional Amounts, if any, on any applicable Note when due and payable, if that default continues for a period of 30 days, or failure to comply for 30 days with the notice provisions in connection with a Change of Control Triggering Event after such notice has become due;

(2)

default in the payment of the principal amount of, or premium, if any, on any Note issued under the Indenture when due at its Stated Maturity or upon optional redemption or otherwise (including the failure to pay the repurchase price for such Notes tendered pursuant to an Offer to Purchase), if that default or failure continues for a period of two days;

(3)

failure to comply for 90 days after written notice by the Trustee on behalf of the Holders or by the Holders of 30% in aggregate principal amount of the outstanding Notes of an applicable series with any of the Issuers’ or the Parent’s obligations under the covenants described under “—Certain Covenants” above (in each case, other than an Event of Default as described in clause (1) or (2) above);

(4)

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or NXP Funding or a Significant Subsidiary (or the payment of which is Guaranteed by the Company, NXP Funding or a Significant Subsidiary) other than Indebtedness owed to any of the Parent, the Company, NXP Funding or a Significant Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the date hereof and:

(a)	is caused by a failure to pay principal at the Stated Maturity on such Indebtedness, immediately upon the expiration of the grace period provided in such Indebtedness (“payment default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration (the “cross acceleration provision”),

and, in each case, the aggregate principal amount of any such Indebtedness, together with the aggregate principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated and remains undischarged after such 30-day period, aggregates to €200 million or more;

(1)	certain events of bankruptcy, insolvency or court protection of any of the Parent, the Company, NXP Funding or a Significant Subsidiary (the “bankruptcy provisions”);

(2)

failure by any of the Parent, the Company, NXP Funding or a Significant Subsidiary to pay final judgments aggregating in excess of €200 million (exclusive of any amounts that a solvent insurance company has acknowledged liability for), which judgments are not paid, discharged or stayed for a period of 60 days after the judgment becomes final and non-appealable (the “judgment default provision”); and

(3)

the Guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture or the Parent denies or disaffirms in writing its obligations under its Guarantee, other than in accordance with the terms thereof or upon release of the Guarantee in accordance with the Indenture.

However, a default under clauses (3), (4) or (6) of this paragraph will not constitute an Event of Default with respect to a series of Notes until the Trustee or the Holders of 30% in aggregate principal amount of the outstanding Notes of such series notify the Issuers and the Trustee (as applicable) of the default and, with respect to clauses (3), (4), and (6) the Issuers do not cure such default within the time specified in clauses (3), (4) or (6), as applicable, of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (5) above) occurs and is continuing, the Trustee by notice to any Issuer or the Holders of a series of Notes of at least 30% in principal aggregate amount of the outstanding Notes of the applicable series of Notes by written notice to any Issuer and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, including Additional Amounts, if any, on all the Notes of such series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest, including Additional Amounts, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Notes of such series because an Event of Default described in clause (4) under “Events of Default” has occurred and is continuing, the declaration of acceleration of such Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (4) shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of such Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest, including Additional Amounts, if any, on such Notes that became due solely because of the acceleration of such Notes, have been cured or waived.

If an Event of Default described in clause (5) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, including Additional Amounts, if any, on all the Notes of a series of Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

The Holders of a majority in aggregate principal amount of the outstanding Notes of a series of Notes under the Indenture may waive all past or existing Defaults or Events of Default (except with respect to nonpayment of principal, premium or interest, or Additional Amounts, if any) and rescind any such acceleration with respect to such Notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes of a series unless:

(1)	such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)	Holders of at least 30% in aggregate principal amount of the outstanding Notes of the applicable series have requested in writing the Trustee to pursue the remedy;

(3)	such Holders have offered in writing the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and

(5)

the Holders of a majority in aggregate principal amount of the outstanding Notes of the applicable series have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in aggregate principal amount of the outstanding Notes of a series of Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or to exercise any trust or power conferred on the Trustee. The Indenture will provide that, in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

The Indenture will provide that if a Default or Event of Default with respect to a series of Notes occurs and is continuing and the Trustee is informed of such occurrence by any Issuer, the Trustee must give notice of the Default or Event of Default to the Holders of the applicable series within 60 days after being notified by any Issuer. Except in the case of a Default or Event of Default in the payment of principal of, or premium, if any, or interest on any Note of an applicable series, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the Holders of such series.

The Issuers are required to deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuers are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events of which it is aware which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

The Notes will provide for the Trustee to take action on behalf of the Holders in certain circumstances, but only if the Trustee is indemnified to its satisfaction. It may not be possible for the Trustee to take certain actions in relation to the Notes and, accordingly, in such circumstances the Trustee will be unable to take action, notwithstanding the provision of an indemnity to it, and it will be for Holders to take action directly.

Amendments and Waivers

Subject to certain exceptions, the Note Documents with respect to a series of Notes may be amended, supplemented or otherwise modified with the consent of the Holders of a majority in aggregate principal amount of the Notes of such series then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes) and, subject to certain exceptions, any default or compliance with any provisions thereof may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes of such series then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes). However, without the consent of Holders holding not less than 100% (or, in the case of clauses (7) and (10), 90%, and in the case of clause (8), 75%) of the then outstanding aggregate principal amount of the applicable series of Notes, an amendment or waiver may not, with respect to any such Notes held by a non-consenting Holder:

(1)	reduce the principal amount of such Notes whose Holders must consent to an amendment;

(2)	reduce the stated rate of or extend the stated time for payment of interest on any such Note;

(3)	reduce the principal of or extend the Stated Maturity of any such Note;

(4)	reduce the premium payable upon the redemption of any such Note or change the time at which any such Note may be redeemed, in each case as described above under “—Optional Redemption”;

(5)	make any such Note payable in money other than that stated in such Note;

(6)

impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Notes;

(7)

make any change in the provision of the Indenture described under “—Withholding Taxes” that adversely affects the right of any Holder of Notes in any material respect or amend the terms of such Notes in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Payor agrees to pay Additional Amounts, if any, in respect thereof;

(8)	release NXP USA from all obligations with respect to the Notes, other than pursuant to the terms of the Indenture;

(9)

waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest (except pursuant to a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the applicable series of Notes and a waiver of the payment default that resulted from such acceleration); or

(10)	make any change in the amendment or waiver provisions which require the Holders’ consent described in this sentence.

Notwithstanding the foregoing, without the consent of any Holder, the Issuers, the Trustee and the other parties thereto, as applicable, may amend or supplement any Note Documents to:

(1)	cure any ambiguity, omission, defect, error or inconsistency, conform any provision to this “Description of the Notes and the Note Guarantee”, or reduce the minimum denomination of the Notes;

(2)	provide for the assumption by a Successor Company or a Successor Parent of the obligations of the Issuers under any Note Document, as permitted by the Indenture;

(3)	provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for U.S. federal income tax purposes);

(4)	add to the covenants or provide for a Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Issuers;

(5)	make any change that does not adversely affect the rights of any Holder in any material respect;

(6)	at the Issuers’ election, comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act, if such qualification is required;

(7)	make such provisions as are necessary (as determined by an Officer or the Board of Directors in good faith) for the issuance of Additional Notes;

(8)

add Guarantees with respect to the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or NXP USA with respect to the Notes when such release, termination, discharge or retaking is provided for under the Indenture;

(9)	provide for the assumption by a Successor Parent of the obligations of the Parent under the Note Guarantee, as permitted by the Indenture; or

(10)

evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof or to provide for the accession by the Trustee to any Note Document.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment of any Note Document. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

Acts by Holders

In determining whether the Holders of the required aggregate principal amount of the Notes have concurred in any direction, waiver or consent, the Notes owned by the Issuers or by any Person directly or indirectly controlled, or controlled by, or under direct or indirect common control with, the Issuers will be disregarded and deemed not to be outstanding.

Defeasance

Any Issuer at any time may terminate all obligations of the Issuers and the Parent with respect to a series of Notes and the Indenture (“legal defeasance”) and cure all then existing Defaults and Events of Default with respect to such series of Notes, except for certain obligations, including those respecting the defeasance trust, the rights, powers, trusts, duties, immunities and indemnities of the Trustee and the obligations of the Issuers in connection therewith and obligations concerning issuing temporary Notes, registrations of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust.

The Issuers at any time may terminate their obligations with respect to such series of Notes under the covenants described under “—Certain Covenants” (other than clauses (1) and (2) of the first paragraph of the covenant described under “—Certain Covenants—Merger and Consolidation”) and “—Repurchase of Notes upon a Change of Control Triggering Event” and the default provisions relating to such covenants described under “—Events of Default” above, the operation of the cross-default upon a payment default, the cross acceleration provisions, the bankruptcy provisions with respect to the Issuers and Significant Subsidiaries, the judgment default provision and the guarantee provision described under “—Events of Default” above (“covenant defeasance”).

The Issuers at their option at any time may exercise their legal defeasance option with respect to such series of Notes notwithstanding their prior exercise of their covenant defeasance option. If the Issuers exercise their legal defeasance option, payment of the Notes of a series may not be accelerated because of an Event of Default with respect to the Notes of such series. If the Issuers exercise their covenant defeasance option with respect to the Notes of a series, payment of the Notes of such series may not be accelerated because of an Event of Default specified in clause (3) (other than clauses (1) and (2) of the first paragraph of the covenant described under “—Certain Covenants—Merger and Consolidation”), (4) or (5) (with respect only to the Issuers and Significant Subsidiaries) or (6) or (7) under the provision described under “—Events of Default” above with respect to such series of Notes.

In order to exercise either defeasance option with respect to such series of Notes, the Issuers must irrevocably deposit in trust (the “defeasance trust”) with the Trustee (or such entity designated by the Trustee for this purpose) cash in dollars or U.S. Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on the Notes of such series to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of:

(1)

In the case of legal defeasance, an Opinion of Counsel in the United States to the effect that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. Such Opinion of Counsel in the United States must be based on a ruling of the U.S. Internal Revenue Service or a change in applicable U.S. federal income tax law that is issued or becomes effective after the issuance of the Notes;

(2)

in the case of covenant defeasance, an Opinion of Counsel in the United States to the effect that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(3)	an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Issuers;

(4)

an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with;

(5)

an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the U.S. Investment Company Act of 1940, as amended; and

(6)	the Issuers deliver to the Trustee all other documents or other information that the Trustee may reasonably require in connection with either defeasance option.

Satisfaction and Discharge

The Indenture will be discharged and cease to be of further effect (except as to surviving rights of conversion or transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes of a series when (1) either (a) all the Notes of such series previously authenticated and delivered (other than certain lost, stolen or destroyed Notes and certain Notes for which provision for payment was previously made and thereafter the funds have been released to the Issuers) have been delivered to the Trustee for cancellation; or (b) all Notes of such series not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers; (2) the Issuers have deposited or caused to be deposited with the Trustee (or such entity designated by the Trustee for this purpose), money or U.S. Government Obligations, or a combination thereof, as applicable, in an amount sufficient to pay and discharge the entire Indebtedness on the Notes of such series not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be; (3) the Issuers have paid or caused to be paid all other sums payable under the Indenture with respect to the Notes of such series; and (4) the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each to the effect that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with, provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator or shareholder of any of the Parent, any Issuer or any of their respective Subsidiaries or Affiliates, as such, shall have any liability for any obligations of any Issuer under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the Trustee and Certain Agents

Deutsche Bank Trust Company Americas is to be appointed as Trustee under the Indenture. The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are set forth specifically in such Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care that a prudent Person would use in conducting its own affairs. The permissive rights of the Trustee to take or refrain from taking any action enumerated in the Indenture will not be construed as an obligation or duty.

The Indenture will impose certain limitations on the rights of the Trustee, should it become a creditor of any Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with any Issuer and its Affiliates and Subsidiaries.

The Indenture will set out the terms under which the Trustee may retire or be removed, and replaced. Such terms will include, among others, (1) that the Trustee may be removed at any time by the Holders of a majority in principal amount of the then outstanding Notes, or may resign at any time by giving written notice to the Issuers and (2) that if the Trustee at any time (a) has or acquires a conflict of interest that is not eliminated, (b) fails to meet certain minimum limits regarding the aggregate of its capital and surplus or (c) becomes incapable of acting as Trustee or becomes insolvent or bankrupt, then the Issuer may remove the Trustee, or any Holder who has been a bona fide Holder for not less than 6 months may petition any court for removal of the Trustee and appointment of a successor Trustee.

Any removal or resignation of the Trustee shall not become effective until the acceptance of appointment by the successor Trustee.

The Indenture will contain provisions for the indemnification of the Trustee for any loss, liability, taxes and expenses incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the Indenture.

Notices

All notices to Holders will be validly given if mailed to them at their respective addresses in the register of the Holders, if any, maintained by the Registrar. For so long as any Notes are represented by Global Notes, all notices to Holders of the Notes will be delivered to DTC, delivery of which shall be deemed to satisfy the requirements of this paragraph, each of which will give such notices to the holders of Book-Entry Interests.

Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to such Holder if so mailed within the time prescribed. Failure to mail, cause to be delivered or otherwise transmit a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Currency Indemnity and Calculation of Dollar-Denominated Restrictions

The dollar is the sole currency of account and payment for all sums payable by the Issuers under or in connection with the Notes including damages. Any amount received or recovered in a currency other than the dollar, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuers or otherwise by any Holder or by the Trustee, in respect of any sum expressed to be due to it from the Issuers will only constitute a discharge to the Issuers to the extent of the dollar amount, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

If that dollar amount is less than the dollar amount expressed to be due to the recipient or the Trustee under any Note, the Issuers will indemnify them against any loss sustained by such recipient or the Trustee as a result. In any event, the Issuers will indemnify the recipient or the Trustee against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein for the Holder of a Note or the Trustee to certify in a manner satisfactory to the Issuers (indicating the sources of information used) the loss it Incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Issuers’ other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder of a Note or the Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or to the Trustee.

Except as otherwise specifically set forth herein, for purposes of determining compliance with any dollar-denominated restriction herein, the Dollar Equivalent amount for purposes hereof that is denominated in a non-dollar currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-dollar amount is Incurred or made, as the case may be.

Enforceability of Judgments

Since a substantial portion of the assets of the Issuers are held by Subsidiaries located outside the United States, any judgment obtained in the United States against any Issuer, including judgments with respect to the payment of principal, premium, if any, interest, Additional Amounts, if any, and any redemption price and any purchase price with respect to the Notes, may not be collectable within the United States.

Consent to Jurisdiction and Service

In relation to any legal action or proceedings arising out of or in connection with the Indenture and the Notes, the Issuers will in the Indenture irrevocably submit to the jurisdiction of the federal and state courts in the Borough of Manhattan in the City of New York, County and State of New York, United States.

Governing Law

The Indenture and the Notes, including the Note Guarantee thereunder, and the rights and duties of the parties thereunder will be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Liens” means, in connection with any Sale and Leaseback Transaction, the lesser of (i) the fair market value of the assets subject to such Sale and Leaseback Transaction, as determined by an Officer or the Board of Directors in good faith, and (ii) the present value (discounted at a rate per annum equal to the average interest payable under the Notes under the Indenture compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Below Investment Grade Rating Event” means, with respect to the Notes of a series, the rating on such series of Notes is lowered in respect of a Change of Control and such series of Notes is rated below an Investment Grade Rating by two of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if, during such 60-day period, the rating of such series of Notes is under publicly announced consideration for possible downgrade by each of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Parent or the Company in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Parent or the Company shall request the Rating Agencies to make such confirmation in connection with any Change of Control and shall promptly certify to the Trustee as to whether or not such confirmation has been received or denied.

“Board of Directors” means (1) with respect to the Parent, the Company or any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a board of directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors (excluding employee representatives, if any) on any such board of directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the place or places where the principal of and premium, if any, and interest on the Notes of that series are payable are authorized or obligated by law or executive order to close.

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants or options for, or other equivalents of or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change of Control” means:

(1)

the consummation of any transaction (including, without limitation, any merger or consolidation) resulting in any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the U.S. Exchange Act) becoming the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the U.S. Exchange Act) of more than 50% of the Voting Stock of the Company (or its successor); provided, however, that a transaction will not be deemed to involve a Change of Control under this clause (1) if (x) the Company becomes a direct or indirect wholly owned subsidiary of a holding company (including the Parent) and (y)(i) the direct or indirect holders of the Voting Stock of such holding company (including the Parent) immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no “person” or “group” of related persons (other than a holding company (including the Parent) satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company (including the Parent); or

(2)

the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to a Person, other than (x) where the Company is the surviving entity following such sale, lease, transfer, conveyance or other disposition, (y) a Subsidiary, or (z) any such sale, lease, transfer, conveyance or other disposition where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or parent entity thereof immediately after giving effect to such transaction.

“Change of Control Triggering Event” means, with respect to a series of the Notes, the occurrence of a Change of Control together with a Below Investment Grade Rating Event.

“Commercial Paper Program” means the unsecured commercial paper program established on November 21, 2024 under which the Company, NXP Funding and NXP USA may, on a joint and several basis, issue short-term, unsecured commercial paper notes pursuant to an exemption from the registration requirements of the U.S. Securities Act.

“Consolidated Net Tangible Assets” means, at any date, the total assets appearing on the Parent’s most recent consolidated balance sheet, prepared in accordance with GAAP, less all current liabilities as shown on such balance sheet, and Intangible Assets.

“Credit Facility” means, with respect to the Company or any of its Subsidiaries, one or more debt facilities, indentures or other arrangements (including the Revolving Credit Agreement, the Facility Agreements, the Commercial Paper Program or commercial paper facilities and overdraft facilities) with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the Revolving Credit Agreement, the Facility Agreements, the Commercial Paper Program or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than dollar, at any time of determination thereof by the Company or the Trustee, the amount of dollar obtained by converting such currency other than dollar involved in such computation into dollar at the spot rate for the purchase of dollar with the applicable currency other than dollar as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by an Officer or the Board of Directors) on the date of such determination.

“Facility A Agreement” means the facility agreement entered into on November 22, 2024, between the Company, as borrower, the European Investment Bank, as bank, as may be amended, supplemented or otherwise modified from time to time, and any Refinancing Indebtedness in respect thereto.

“Facility Agreements” means the Facility A Agreement and the Facility B Agreement.

“Facility B Agreement” means the facility agreement entered into on January 13, 2025, between the Company, as borrower, the European Investment Bank, as bank, as may be amended, supplemented or otherwise modified from time to time, and any Refinancing Indebtedness in respect thereto.

“fair market value” may be conclusively established by means of an Officer’s Certificate or a resolution of the Board of Directors of the Parent setting out such fair market value as determined by such Officer or such Board of Directors in good faith.

“Fitch” means Fitch Ratings Limited or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of any calculation or determination required hereunder. Except as otherwise set forth in the Indenture, all ratios and calculations based on GAAP contained in the Indenture shall be computed in accordance with GAAP. At any time after the Issue Date, the Company may elect to establish that GAAP shall mean the GAAP as in effect on or prior to the date of such election, provided that any such election, once made, shall be irrevocable. At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture), including as to the ability of the Company to make an election pursuant to the previous sentence; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP; provided, further, again, that the Company may only make such election if it also elects to report any subsequent financial reports required to be made by the Company, including pursuant to Section 13 or Section 15(d) of the U.S. Exchange Act, in IFRS. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory, self-regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)

entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means the Parent and any Subsidiary of the Parent that Guarantees the Notes.

“Holder” means each Person in whose name the Notes are registered on the Registrar’s books, which shall initially be the respective nominee of DTC.

“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication), (a) indebtedness of such Person for borrowed money, including indebtedness evidenced by bonds, debentures, notes or other similar instruments, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such Person (excluding any notes thereto) prepared on the basis of GAAP, and (b) all Indebtedness of others guaranteed by such Person.

The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amounts of funds borrowed and then outstanding. The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the Indenture, and (other than with respect to guarantees of Indebtedness specified in clause (b) above) shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared on the basis of GAAP. Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(a)	contingent obligations Incurred in the ordinary course of business;

(b)	in connection with the purchase by a Person of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter;

(c)

any obligations or liabilities arising by operation of law as a result of the Parent and its Subsidiaries forming part of a fiscal unity (fiscale eenheid) for Dutch corporate income and/or value added tax purposes; or

(d)

for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes.

“Intangible Assets” means the value (net of applicable reserves), as shown on or reflected in the Parent’s most recent consolidated balance sheet, of (i) all trade names, trademarks, licenses, patents, copyrights and goodwill, (ii) organizational and development costs, (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized) and (iv) unamortized debt discount and expenses, less unamortized premium.

“Investment Grade Rating” means (i) with respect to Moody’s, a rating equal to or higher than Baa3 (or the equivalent), (ii) with respect to S&P, a rating equal to or higher than BBB- (or the equivalent), and (iii) with respect to Fitch, a rating equal to or higher than BBB- (or the equivalent) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Issue Date” means August 19, 2025.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a) (62) of the U.S. Exchange Act.

“Note Documents” means the Notes (including Additional Notes) and the Indenture.

“Officer” means, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Managing Director, or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of the Indenture by the Board of Directors of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel reasonably satisfactory to the Trustee. The legal counsel may be an employee of or counsel to the Parent or its Subsidiaries.

“Parent” means NXP Semiconductors N.V. or any successor thereto.

“Permitted Lien” means, with respect to any Person:

(1)

Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Subsidiary (or at the time the Company or a Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other business combination transaction with or into the Company or any Subsidiary); provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(2)

Liens on assets or property of the Company or any Subsidiary securing Indebtedness or other obligations of the Company or such Subsidiary owing to the Company or another Subsidiary, or Liens in favor of the Company or any Subsidiary;

(3)	Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously permitted to be secured under the Indenture;

(4)	Liens arising as a result of the Parent and its Subsidiaries being part of a fiscal unity (fiscale eenheid) for Dutch corporate income or value added tax purposes;

(5)	Liens on assets or property of the Company or any Subsidiary securing hedging obligations; and

(6)

other Liens (including successive extensions, renewals, alterations or replacements thereof) not excepted by clauses (1) through (3) above, provided that after giving effect thereto the aggregate principal amount of the Secured Indebtedness of the Company and its Significant Subsidiaries secured by such Liens does not exceed the greater of (A) $1,250 million and (B) 15% of the Consolidated Net Tangible Assets, in each case after giving effect to such Incurrence and the application of the proceeds therefrom.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principal Property” means property, plant and equipment owned by the Company or any Significant Subsidiary, provided that the book value of such property is an amount greater than 1.00% of Consolidated Net Tangible Assets.

“Rating Agencies” means each of Moody’s, S&P and Fitch or any of their respective successors, provided that, if any of Moody’s, S&P and Fitch or all of them shall cease rating the Notes (for reasons outside the control of the Company), the Company shall select any other Nationally Recognized Statistical Rating Organization.

“Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in the Indenture shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Subsidiary of the Company and Indebtedness of any Subsidiary of the Company that refinances Indebtedness of the Company or another Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1)

if the Indebtedness being refinanced constitutes Subordinated Indebtedness, the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is the same as or later than the final Stated Maturity of the Indebtedness being refinanced or, if shorter, the applicable series of Notes;

(2)

such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and costs, expenses and fees Incurred in connection therewith); and

(3)

if the Indebtedness being refinanced is expressly subordinated to the applicable series of Notes, such Refinancing Indebtedness is subordinated to such Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced;

provided, however, that Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred from time to time after the termination, discharge or repayment of any such Credit Facility or other Indebtedness.

“Revolving Credit Agreement” means the amended and restated revolving credit agreement entered into on August 26, 2022 by, among others, the Company and NXP Funding, as borrowers, Barclays Bank PLC, as administrative agent, the lenders and letter of credit issuers from time to time party thereto, and the other parties thereto, as may be amended, supplemented or otherwise modified from time to time, and any Refinancing Indebtedness in respect thereto.

“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Sale and Leaseback Transaction” means an arrangement relating to any Principal Property owned by the Company or a Significant Subsidiary on the Issue Date or thereafter acquired by the Company or a Significant Subsidiary whereby the Company or a Significant Subsidiary transfers such property to a Person and the Company or a Significant Subsidiary leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Secured Indebtedness” means any Indebtedness secured by a Lien and any Attributable Lien.

“Significant Subsidiary” means any Subsidiary that meets any of the following conditions:

(1)

the Company’s and its Subsidiaries’ investments in and advances to the Subsidiary exceed 10% of the Total Assets of the Parent and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year;

(2)

the Company’s and its Subsidiaries’ proportionate share of the Total Assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the Total Assets of the Parent and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year; or

(3)	the Company and its Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exclusive of any amounts attributable to any non-controlling interests exceeds 10% of such income of the Company and its Subsidiaries on a consolidated basis for the most recently completed fiscal year.

“Stated Maturity” means, with respect to any indebtedness or security, the date specified in such indebtedness or security as the fixed date on which the payment of principal of such indebtedness or security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, with respect to any Person, any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” means, with respect to any Person:

(1)

any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(2)	any partnership, joint venture, limited liability company or similar entity of which:

(a)

more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(b)	such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties, assessments and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed or levied by any government or other taxing authority.

“Total Assets” means the consolidated total assets of the Parent and its Subsidiaries in accordance with GAAP as shown on the most recent consolidated balance sheet of the Parent.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuers in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuers after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuers shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable

Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 is no longer published, the Issuers shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Issuers shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuers shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. The Issuers’ actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

“Uniform Commercial Code” means the New York Uniform Commercial Code.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the Issuers thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the U.S. Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

“Wholly Owned Subsidiary” means a Subsidiary of the Company or the Parent, as applicable, all of the Capital Stock of which (other than directors’ qualifying shares or shares required by any applicable law or regulation to be held by a Person other than the Company or the Parent, as applicable, or another Wholly Owned Subsidiary) is owned by the Company or the Parent, as applicable, or another Wholly Owned Subsidiary.

Book-Entry, Delivery and Form

Except as set forth below, the Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Notes initially will be represented by one or more Global Notes. The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuers that DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities among Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of securities certificates. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuers that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2)

ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes). Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee are payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuers and the trustee are required to treat the persons in whose names the Notes, including the Global Notes, are registered as the owners of such notes for the purpose of receiving payments and for all other purposes. Consequently, none of the Issuers, the trustee or any agent of the Issuers or the trustee has or will have any responsibility or liability for:

(1)

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)

any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Issuers that its current practice, at the due date of any payment in respect of securities such as the Notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the Notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuers. Neither the Issuers nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines

(Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuers that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for Certificated Notes and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuers, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof, if:

(1)

DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event the Issuers fail to appoint a successor depositary within 90 days;

(2)	the Issuers in their sole discretion determines that such Global Note shall be exchangeable; or

(3)

there has occurred and is continuing an Event of Default. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the indenture governing the notes) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes.

Exchange Among Global Notes

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which rules and procedures may change from time to time. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Note for so long as it remains such an interest.

Same Day Settlement and Payment

The Issuers will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. The Issuers will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of an Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through an Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

TAX CONSIDERATIONS

Taxation in the Netherlands

This section outlines the principal Dutch tax consequences of the acquisition, holding, settlement, redemption and disposal of the Notes. It does not present a comprehensive or complete description of all aspects of Dutch tax law which could be relevant to a holder of Notes (a “Noteholder”). For Dutch tax purposes, a Noteholder may include an individual or entity not holding the legal title to the Notes, but to whom or to which, the Notes are, or the income from the Notes is, nevertheless attributed based either on this individual or entity owning a beneficial interest in the Notes or on specific statutory provisions. These include statutory provisions attributing Notes to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the Notes.

This section is intended as general information only. Prospective Noteholders should consult their own tax adviser regarding the tax consequences of any acquisition, holding or disposal of Notes.

This section is based on Dutch tax law as applied and interpreted by Dutch tax courts and as published and in effect on the date of this prospectus supplement, including the tax rates applicable on that date, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

Any reference in this section made to Dutch taxes, Dutch tax or Dutch tax law should be construed as a reference to any taxes of any nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities or to the law governing such taxes, respectively. The Netherlands means the part of the Kingdom of the Netherlands located in Europe.

This section does not describe any Dutch tax considerations or consequences that may be relevant where a Noteholder:

(1)	is an individual and the Noteholder’s income or capital gains derived from the Notes are attributable to employment activities, the income from which is taxable in the Netherlands;

(2)

has a substantial interest (aanmerkelijk belang) or a fictitious substantial interest (fictief aanmerkelijk belang) in any Issuer within the meaning of Chapter 4 of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, a Noteholder has a substantial interest in an Issuer if the Noteholder, alone or—in the case of an individual—together with a partner for Dutch tax purposes, or any relative by blood or by marriage in the ascending or descending line (including foster-children) of the Noteholder or the Partner, owns or holds, or is deemed to own or hold, any shares or certain rights to any shares, including rights to directly or indirectly acquire any shares, directly or indirectly representing 5 percent or more of that Issuer’s issued capital as a whole or of any class of shares or profit participating certificates (winstbewijzen) relating to 5 percent or more of the Issuer’s annual profits or 5 percent or more of the Issuer’s liquidation proceeds;

(3)

is an entity that, although it is in principle subject to Dutch corporate income tax under the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969) (the “CITA”) is not subject to Dutch corporate income tax or is fully or partly exempt from Dutch corporate income tax (such as a qualifying pension fund as described in Section 5 CITA and a tax exempt investment fund (vrijgestelde beleggingsinstelling) as described in Section 6a CITA), or is an entity that is not tax resident in the Netherlands and functions in a manner that is comparable to a tax exempt investment fund (vrijgestelde beleggingsinstelling) as described in Section 6a CITA;

(4)

is an investment institution (beleggingsinstelling) as described in Section 28 CITA, or is an entity that is not tax resident in the Netherlands and functions in a manner that is comparable to an investment institution (beleggingsinstelling) as described in Section 28 CITA;

(5)

is an entity that is related (gelieerd) to the Company within the meaning of the Dutch Withholding Tax Act 2021 (Wet Bronbelasting 2021). An entity is considered related if (i) it holds, directly or indirectly, a Qualifying Interest in the Company, (ii) the Company, directly or indirectly, holds a Qualifying Interest in the Noteholder, or (iii) a third party holds, directly or indirectly, a Qualifying Interest in both the Company and the Noteholder. The term “Qualifying Interest” means a directly or indirectly held interest—either by an entity individually or jointly if an entity is part of a Qualifying Unity (kwalificerende eenheid)—that enables such entity or such Qualifying Unity to exercise a definite influence over another entities’ decisions, such as the Company or the Noteholder as the case may be, and allows it to determine the other entities’ activities. The term Qualifying Unity means a cooperation between entities that has as the main purpose or one of the main purposes the avoidance of Dutch withholding tax levied pursuant to the Dutch Withholding Tax Act 2021; or

(6)

is part of a multinational enterprise group or large-scale domestic group within the meaning of the Dutch Minimum Tax Act 2024 (Wet minimumbelasting 2024; the Dutch implementation of Directive (EU) 2022/2523 of 14 December 2022 on ensuring a global minimum level of taxation for multinational enterprise groups and large-scale domestic groups in the European Union).

Withholding Tax

Any payments made under the Notes will not be subject to withholding or deduction for, or on account of, any Dutch Taxes.

Taxes on Income and Capital Gains

Residents of the Netherlands

The description of certain Dutch tax consequences in this section is only intended for the following Noteholders:

(i)	individuals who are resident or deemed to be resident in the Netherlands (“Dutch Resident Individuals”); and

(ii)	entities or enterprises that are subject to the CITA and are resident or deemed to be resident in the Netherlands (“Dutch Resident Corporate Entities”).

Dutch Resident Individuals engaged or deemed to be engaged in an enterprise or in miscellaneous activities

Dutch Resident Individuals engaged or deemed to be engaged in an enterprise (winst uit onderneming) or in miscellaneous activities (resultaat uit overige werkzaamheden) are generally subject to income tax at statutory progressive rates with a maximum of 49.50 percent on any benefits derived or deemed to be derived from the Notes, including any capital gains realized on any disposal of the Notes, where those benefits are attributable to:

(i)

an enterprise from which a Dutch Resident Individual derives profits, whether as an entrepreneur (ondernemer) or by being co-entitled (medegerechtigde) to the net worth of this enterprise other than as an entrepreneur or shareholder; or

(ii)	miscellaneous activities, including activities which are beyond the scope of active portfolio investment activities (meer dan normaal vermogensbeheer).

Dutch Resident Individuals not engaged or deemed to be engaged in an enterprise or in miscellaneous activities

Generally, Notes held by a Dutch Resident Individual who is not engaged or deemed to be engaged in an enterprise or in miscellaneous activities, or who is so engaged or deemed to be engaged but the Notes are not attributable to that enterprise or miscellaneous activities, will be subject to an annual income tax imposed on the basis of a fictitious yield percentage applied to the fair market value of the Notes on January 1 of each calendar year under the regime for savings and investments (inkomen uit sparen en beleggen). The annual taxable benefit from a Dutch Resident Individual’s assets and liabilities taxed under this regime, including the Notes, is based on fictitious percentages, subject to rebuttal by the Dutch Resident Individual as described below, applied to the fair market value of (i) bank savings, (ii) other assets, including the Notes, and (iii) liabilities.

Taxation only occurs if and to the extent the sum of the fair market value of bank savings and other assets minus the fair market value of the liabilities exceeds a certain threshold (heffingvrij vermogen). The tax rate under the regime for savings and investments is a flat rate of 36%.

For the calendar year 2025, the fictitious percentages applicable to the first and third category mentioned above (bank savings and liabilities) have not yet been determined. The fictitious yield percentage applicable to the second category mentioned above (other assets, including the Notes) is 5.88 % for the calendar year 2025.

Certain transactions that have the effect of reducing the fictitious yield by shifting assets between the aforementioned categories (i) and (ii) or increasing liabilities in any three months period starting before and ending after 1 January of the relevant year will for this purpose be ignored unless the Noteholder can demonstrate that such transactions are implemented for other reasons than tax reasons.

In connection with decisions of the Dutch Supreme Court that the regime for savings and investments under specific circumstances may be incompatible with the European Convention on Human Rights, a law entered into force on July 19, 2025, introducing a rebuttal scheme for taxpayers with retroactive effect, partially to January 1, 2017 and partially to January 1, 2023. A taxpayer has the possibility to rebut the applicable fictitious yield if the actual yield (determined in accordance with the specific rules set out in the aforementioned law) in a certain year is lower. The mere value increase of assets, such as the unrealized capital gains on shares, is also considered a realized yield for the application of the rebuttal scheme. If a taxpayer succeeds in its rebuttal, for which it needs to fill out a form that the Dutch tax authorities made available, taxation under the regime for savings and investments is only due in respect of the actual yield realized in the relevant year. The rebuttal scheme is an interim solution for the period until a new regime for taxation of savings and investments is adopted, which is expected to be as of January 1, 2028. Noteholders are advised to consult their own tax adviser regarding the use of the rebuttal scheme and to ensure that tax is levied in line with the decisions of the Dutch Supreme Court.

Dutch Resident Corporate Entities

Dutch Resident Corporate Entities are generally subject to corporate income tax at statutory rates up to 25.8 percent on any benefits derived or deemed to be derived from the Notes, including any capital gains realized on their disposal.

Non-Residents of the Netherlands

The description of certain Dutch tax consequences in this section is only intended for the following Noteholders:

(i)	individuals who are not resident and not deemed to be resident in the Netherlands (“Non-Dutch Resident Individuals”); and

(ii)	entities that are not resident and not deemed to be resident in the Netherlands (“Non-Dutch Resident Corporate Entities”).

Non-Dutch Resident Individuals

A Non-Dutch Resident Individual will not be subject to any Dutch taxes on income or capital gains derived from the purchase, ownership and disposal or transfer of the Notes, unless:

(i)

the Non-Dutch Resident Individual derives profits from an enterprise, whether as entrepreneur or by being co-entitled to the net worth of this enterprise other than as an entrepreneur or shareholder, and this enterprise is fully or partly carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands, to which the Notes are attributable;

(ii)

the Non-Dutch Resident Individual derives benefits from miscellaneous activities carried on in the Netherlands in respect of the Notes, including activities which are beyond the scope of active portfolio investment activities; or

(iii)

the Non-Dutch Resident Individual is entitled to a share—other than by way of securities—in the profits of an enterprise, which is effectively managed in the Netherlands and to which the Notes are attributable.

Non-Dutch Resident Corporate Entities

A Non-Dutch Resident Corporate Entity will not be subject to any Dutch taxes on income or capital gains derived from the purchase, ownership and disposal or transfer of the Notes, unless:

(i)

the Non-Dutch Resident Corporate Entity derives profits from an enterprise, which is fully or partly carried on through a permanent establishment or a permanent representative in the Netherlands to which the Notes are attributable; or

(ii)

the Non-Dutch Resident Corporate Entity is entitled to a share—other than by way of securities—in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which the Notes are attributable.

Under certain specific circumstances, treaties for the avoidance of double taxation may restrict the extent to which Non-Dutch Resident Individuals and Non-Dutch Resident Corporate Entities are subject to Dutch taxes in connection with the acquisition, holding, settlement, redemption, and transfer of the Notes.

Dutch Gift Tax or Inheritance Tax

No Dutch gift tax or inheritance tax is due in respect of any gift of the Notes by, or inheritance of the Notes on the death of, a Noteholder, unless:

(i)	the Noteholder is resident, or is deemed to be resident, in the Netherlands at the time of the gift or death of the Noteholder;

(ii)

the Noteholder dies within 180 days after the date of the gift of the Notes and was, or was deemed to be, resident in the Netherlands at the time of the Noteholder’s death but not at the time of the gift; or

(iii)	the gift of the Notes is made under a condition precedent and the Noteholder is resident, or is deemed to be resident, in the Netherlands at the time the condition is fulfilled.

For purposes of Dutch gift tax or inheritance tax, an individual who is of Dutch nationality will be deemed to be resident in the Netherlands if this individual has been resident in the Netherlands at any time during the ten years preceding the date of the gift or the Noteholder’s death. For purposes of Dutch gift tax, any individual, irrespective of nationality, will be deemed to be resident in the Netherlands if this individual has been resident in the Netherlands at any time during the 12 months preceding the date of the gift.

Other Taxes and Duties

No other Dutch taxes, including turnover or value added taxes and taxes of a documentary nature, such as capital tax, stamp or registration tax or duty, are payable by the Company or by, or on behalf of, the Noteholder by reason only of the issue, acquisition or transfer of the Notes.

Residency

A Noteholder will not become a resident or deemed resident of the Netherlands solely as a result of holding the Notes.

United States Federal Income Tax Considerations

The following is a summary of U.S. federal income tax considerations as of the date hereof generally applicable to the ownership and disposition of the Notes. Except as specifically described below, this summary applies only to U.S. Holders (as defined below) that purchase the Notes for cash in the initial offering at their issue price (i.e., the first price at which a substantial amount of the Notes of the relevant series is sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and hold the Notes as capital assets for U.S. federal income tax purposes (generally, property held for investment).

This discussion is not a comprehensive summary of all of the tax considerations that may be relevant to any particular investor in light of their particular circumstances, including investors that hold 5.350% 2026 Notes or 3.875% 2026 Notes. In particular, the discussion does not address all of the tax considerations that may be applicable to investors that are subject to special rules, such as banks, financial institutions, insurance companies, controlled foreign corporations, persons owning (directly or indirectly) 10% or more of common shares of Parent, broker dealers, persons that mark their securities to market, tax-exempt entities, persons liable for the alternative minimum tax, regulated investment companies, real estate investment trusts, certain expatriates or former long-term residents of the United States, governments or agencies or instrumentalities thereof, persons holding the Notes as part of a straddle, hedging, conversion or integrated transaction, persons whose functional currency is not the U.S. dollar and persons required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement. Moreover, this discussion does not address any non-U.S., state or local tax considerations, any aspect of the Medicare tax on net investment income or any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws.

The discussion below regarding U.S. federal income tax considerations is based upon the Code, U.S. Treasury regulations promulgated thereunder as well as administrative rulings or pronouncements or judicial decisions of the Internal Revenue Service (“IRS”), all as of the date hereof. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax considerations described below. There can be no assurance that the IRS will not take a contrary position regarding the tax considerations discussed below, or that any such contrary position would not be sustained by a court.

For purposes of this discussion, “U.S. Holder” means a beneficial owner of the Notes that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation (or other entity subject to tax as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (i) is subject to the supervision of a court within the United States and the control of one or more United States persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds the Notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax considerations of the ownership and disposition of the Notes applicable to them.

The treatment of the Notes for United States federal income tax purposes is unclear in certain respects due to the absence of authorities that directly address the treatment of debt obligations that have both U.S. and non-U.S. co-obligors/co-issuers.

The Issuers, as between themselves, intend to treat NXP B.V. as primarily liable for the obligation to make principal and interest payments on the Notes because NXP B.V. will receive 100% of the proceeds in respect of the Notes, and NXP B.V. intends to make all interest and principal payments. As such, for United States federal income tax purposes, the Issuers intend to treat 100% of each dollar of the principal amount of the Notes as debt of NXP B.V. The remainder of this discussion assumes that the treatment of the Notes described above will be respected. If the IRS were to challenge this treatment successfully, the tax consequences of holders would be different from those described below. Holders should consult their tax advisors regarding the treatment of the Notes.

Prospective investors should consult their tax advisors concerning the application of the U.S. federal income tax laws in light of their particular circumstances as well as any state, local or non-U.S. tax consequences to them of the ownership and disposition of the Notes.

It is anticipated, and this discussion assumes, that the Notes will be issued with less than a de minimis amount of original issue discount.

U.S. Holders

Interest Payments

Payments of stated interest on the Notes, without reduction for any foreign tax withheld from such payments and including any Additional Amounts paid with respect thereto, will be includible in a U.S. Holder’s gross income as ordinary interest income at the time such amounts are received or accrued (in accordance with such U.S. Holder’s regular method of tax accounting).

Interest on the Notes will generally constitute foreign-source income for U.S. federal income tax purposes. For U.S. foreign tax credit limitation purposes, interest on the Notes will generally constitute passive income. A U.S. Holder may be entitled to deduct or credit foreign taxes withheld from interest payments in determining their U.S. federal income tax liability, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all foreign taxes for a particular tax year and certain holding period requirements). The rules governing the availability, calculation and timing of the U.S. foreign tax credits and the deduction of foreign taxes are complex and depend upon a U.S. Holder’s particular circumstances. Prospective investors should consult their tax advisor regarding the application of these rules in light of their particular circumstances.

Sale, Exchange, Redemption and Other Taxable Disposition of the Notes

Upon the sale, exchange, redemption or other taxable disposition of a Note, a U.S. Holder will generally recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other taxable disposition (other than amounts attributable to accrued but unpaid interest, which will be treated as ordinary interest income if not already included in such U.S. Holder’s income for U.S. federal income tax purposes) and such U.S. Holder’s adjusted tax basis in such Note. A U.S. Holder’s adjusted tax basis in a Note will generally equal the purchase price of such Note, decreased by any payments received on such Note other than payments of stated interest. Any such gain or loss on a sale, exchange, redemption or other taxable disposition of the Notes will generally be long-term capital gain or loss if, at the time of sale, exchange, redemption or other disposition, the U.S. Holder held the Notes for more than one year. Long-term capital gains of individuals and certain other non-corporate U.S. Holders are generally eligible for preferential U.S. federal income tax rates. The deductibility of capital losses is subject to certain limitations.

Any gain or loss recognized by a U.S. Holder on the sale, exchange, redemption or other taxable disposition of the Notes will generally be treated as U.S.-source capital gain or loss for U.S. foreign tax credit purposes. Consequently, a U.S. Holder may not be able to claim a credit for any non-U.S. tax imposed upon a disposition of a Note unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. The rules governing the availability, calculation and timing of U.S. foreign tax credits and the deduction of foreign taxes are complex and depend upon a U.S. Holder’s particular circumstances. Prospective investors should consult their tax advisor regarding the application of these rules in light of their particular circumstances.

Non-U.S. Holders

For purposes of this discussion, a beneficial owner of a Note that is not a U.S. Holder or a partnership or other pass-through entity for U.S. federal income tax purposes is referred to as a “Non-U.S. Holder.”

As described above, the Issuers intend to treat 100% of each dollar of the principal amount of the Notes as debt of NXP B.V. Because NXP USA is a co-issuer, however, it is possible that a financial intermediary through which the Non-U.S. Holder holds the Notes may ask such Non-U.S. Holder to provide an applicable IRS Form W-8 to establish their non-U.S. status and thus their exemption from U.S. withholding taxes, U.S. backup withholding and withholding under sections 1471 through 1474 of the Code (such provisions commonly known as “FATCA”). In addition, if (contrary to our expectation) NXP USA were to make interest payments on the Notes, such interest could be treated as U.S.-source income and be subject to U.S. federal income tax or withholding taxes. In that case, a Non-U.S. Holder who is eligible for an exemption for the U.S. withholding taxes described above would likely need to provide an applicable IRS Form W-8 to the financial intermediary through which the Non-U.S. Holder holds the Notes to establish such exemption. A Non-U.S. Holder will be eligible for such exemption from U.S. withholding taxes unless the interest is effectively connected with such holder’s conduct of a trade or business in the United States (or, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base). Non-U.S. Holders should consult their tax advisors concerning the potential imposition of United States federal income or withholding taxes in these circumstances.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, FOREIGN, AND ANY OTHER TAX CONSIDERATIONS TO IT RELATED TO AN INVESTMENT IN THE NOTES.

LIMITATIONS ON VALIDITY AND ENFORCEABILITY OF NOTE GUARANTEE

Set out below is a summary of certain limitations on the enforceability of the Note Guarantee in the Netherlands. It is a summary only. Bankruptcy or insolvency proceedings or a similar event could be initiated in the Netherlands and/or in the jurisdiction of organization of a future Guarantor of the Notes. The application of these various laws in multiple jurisdictions could trigger disputes over which jurisdictions’ law should apply and could adversely affect your ability to enforce your rights and to collect payment in full under the Notes and the Note Guarantee.

The Netherlands

Dutch Insolvency Law

The Company and the Parent are incorporated under the laws of the Netherlands and have their registered seat in the Netherlands. As the Company and the Parent have their centre of main interests or an establishment in the Netherlands, it may become subject to Dutch insolvency proceedings. If a company has its corporate seat in the Netherlands, it is presumed to have its centre of main interests in the Netherlands (save for evidence of the contrary). Under certain circumstances, bankruptcy proceedings may also be opened in the Netherlands in accordance with Dutch law over the assets of companies that are not established under Dutch law.

The insolvency laws of the Netherlands may not be as favorable to your interests as creditors as the laws of the U.S. or other jurisdictions with which you may be familiar, including in the areas of rights if creditors, priority or governmental and other creditors, the ability to obtain post-commencement interest and duration of proceedings.

There are three primary insolvency regimes under Dutch law applicable to legal entities: suspension of payments (surseance van betaling), the WHOA (onderhands akkoord) procedure, and bankruptcy (faillissement). These insolvency regimes are set forth in the Dutch Bankruptcy Act (Faillissementswet). In practice, a suspension of payments often is converted into bankruptcy. If the Company or the Parent becomes subject to any of these regimes, this may affect the Note Guarantee provided in relation thereto. A general description of the principles of all three insolvency regimes is set out below.

Suspension of payments

First, an application for a suspension of payments can be made by a debtor if it foresees that it will be unable to continue to pay its due and payable debts. Once a request for a suspension of payments is filed, the Dutch court will immediately grant a provisional suspension of payments (voorlopige surseance van betaling) and appoint an administrator (bewindvoerder) and a supervisory judge (rechter-commissaris). The debtor and the administrator are jointly authorized to administer and dispose of the debtor’s assets. The suspension of payments takes effect retroactively from 0.00 hours on the day the court granted the provisional suspension of payments. A suspension of payments only affects unsecured, non-preferential claims. However, at the request of an interested party or of its own motion, the court can order a stay (afkoelingsperiode) for a maximum period of two months (which can be extended by the court once for another two months) during which enforcement actions are barred. Moreover, upon awarding a provisional suspension of payments, all litigation against the debtor is stayed and all attachments lapse.

Simultaneously with the grant of the provisional suspension of payments, a creditors’ meeting is scheduled for the creditors to be heard on the request for suspension of payments. Afterwards, the court will either grant a definitive suspension of payments or declare the debtor bankrupt. A definitive suspension of payments will generally be granted unless a qualified majority (more than one quarter of the amount of claims held by creditors represented at the creditors’ meeting or more than one-third of the number of creditors represented at this meeting) of the unsecured creditors withholds its consent. The granting of a definitive suspension of payments can also be refused by the court if the court is concerned the debtor may prejudice its creditors during the suspension of payments or if there is no prospect that the debtor will be able to satisfy its creditors again in the (near) future.

If a draft composition plan (ontwerpakkoord) is filed along with the request for a suspension of payments, the court can determine that this draft will be dealt with before it decides on a definitive suspension of payments. A composition plan may also be offered in a definitive suspension of payments. A composition plan will be binding on all affected creditors, irrespective of whether they voted in favor or against it or whether they were represented at the creditors’ meeting called for the purpose of voting, if (i) the composition plan is approved by a simple majority of the number of creditors represented at the creditors’ meeting that represent at least 50% in amount of the claims admitted to the suspension of payments, and (ii) the composition plan is subsequently confirmed (gehomologeerd) by the court.

Private composition

Second, if it is reasonably foreseeable that a Dutch company cannot continue to pay its debts, it is eligible for a WHOA procedure. This is a debtor-in-possession procedure that allows for a restructuring of a debtor’s financial liabilities outside of formal insolvency proceedings. A WHOA procedure may be initiated by a debtor itself or by, amongst others, a creditor or shareholder. Under the WHOA, a restructuring plan is designed and presented to all creditors and shareholders whose rights are affected by the plan. Creditors and shareholders are placed in classes for the purpose of voting on the plan. A plan is approved by a class if two-third of the value of the claims or shares held by the creditors or shareholders casting a vote in such class votes in favor. If at least one class that would receive any distribution in case of the debtor’s bankruptcy, or the class in which the value breaks, has approved the plan, a court may confirm such plan (save for some grounds for refusal, all in line with global market practice). If a plan is confirmed by the court, it becomes binding on all creditors and shareholders that were eligible to vote, regardless of their actual vote.

To support a restructuring under the WHOA, a court may grant a stay on enforcement of a maximum of four months (with a possible extension of four months). As the WHOA may affect all creditors, a security right granted by the debtor is unenforceable during a stay. Furthermore, prior to the voting process, a court can be asked to hear issues that may prevent court-confirmation.

Bankruptcy

Third, under Dutch law, a debtor can be declared bankrupt when it has ceased to pay its debts. A bankruptcy request may be filed by the debtor or by any of its creditors. Bankruptcy can be considered a court-ordered general attachment of the assets of a debtor for the benefit of its joint creditors. The purpose of bankruptcy is to provide for a liquidation of the debtor’s assets and distribution of the proceeds among its creditors in accordance with their respective rank and the priority of their claims. If the court allows a bankruptcy request, a bankruptcy trustee (curator) and supervisory judge (rechter-commissaris) are appointed. The debtor is no longer authorized to administer and dispose of its assets. As with a suspension of payments, a bankruptcy order takes effect retroactively from 0.00 hours on the day the request is allowed.

All unsecured claims are affected by a bankruptcy and can only be enforced by filing them with the bankruptcy trustee. The validity, value and ranking of claims submitted in the bankruptcy is initially determined by the bankruptcy trustee. If the bankruptcy estate allows for a distribution to creditors, a creditors’ meeting (verificatievergadering) is scheduled by the court. During this meeting, the debtor and all creditors whose claim has been allowed by the bankruptcy trustee may challenge (betwisten) any claim filed. If no consensus is reached, claim validation proceedings (renvooiprocedure) ensue. Similar to a suspension of payments, as soon as a debtor is declared bankrupt, all pending enforcement actions and litigation relating to unsecured claims is stayed and attachments lapse by operation of law.

Finally, a composition plan may be offered. Such plan is binding on creditors if it is (i) approved by a simple majority in number of the creditors represented at the creditors’ meeting, representing at least 50% in amount of the claims allowed by the bankruptcy trustee, and (ii) subsequently confirmed by the court.

Enforcement of the Note Guarantee

Dutch law contains provisions dealing with fraudulent conveyance both in and outside of bankruptcy, so-called actio pauliana provisions. A successful action bases on actio pauliana may impede enforcement of the Note Guarantee. To the extent that Dutch law applies, a legal act performed by a person (including (without limitation) an agreement pursuant to which it guarantees the performance of the obligations of a third party or agrees to provide or provides security for any of its or a third party’s obligations, enters into additional agreements benefiting from existing security and any other legal act having a similar effect) can be challenged in an insolvency proceeding or otherwise and may be nullified by (i) any of its creditors, or (ii) its trustee in bankruptcy, if (a) it performed such acts without an obligation to do so (onverplicht), (b) generally the creditor concerned or, in the case of its bankruptcy, any creditor was prejudiced as a consequence of the act, and (c) at the time the act was performed both it and (unless the act was for no consideration (om niet)) the party with or towards which it acted, knew or should have known that one or more of its creditors (existing or future) would be prejudiced. In addition, in the case of a bankruptcy, the trustee in bankruptcy may nullify the bankrupt’s performance of any due and payable obligation (including (without limitation) an obligation to provide security for any of its or a third party’s obligations) if (x) the recipient of the performance knew that a request for bankruptcy had been filed, or (y) the performance of the obligation was the result of consultation between it and the recipient with a view to give preference to the latter over the legal entity’s creditors.

In addition, if a Dutch company grants a guarantee that does not serve its corporate interest (vennootschappelijk belang), the guarantee may be avoided by, amongst others, the company or by a bankruptcy trustee (curator) in case the company enters bankruptcy proceedings (faillissement). As a result, the guarantee may not be valid, binding and enforceable against the company. In determining whether the granting of a guarantee is in the interest of a Dutch company, Dutch courts will not only consider the text of the objects clause in the company’s articles of association (statuten) but all relevant circumstances. This includes (i) whether the company (irrespective of the wording of the objects clause) derives a commercial benefit from the transaction in respect of which the guarantee is granted, and (ii) the balance between the risk that the company is assuming and the benefit it derives from the transaction. In regard to the first point, a benefit may be a direct benefit for the company or an indirect benefit derived by the company of its place within a group of companies, which group directly benefits from the relevant transaction. In regard to the second point, it is relevant whether the granting of the guarantee foreseeably endangers the continuity of the company. It is noted that, even in case of a direct or indirect benefit, the guarantee may be declared void by a Dutch court if it appears that the granting thereof does not serve the realisation of the relevant company’s objects, or where it is determined that there is a material imbalance to the disadvantage of the company between the commercial benefit on the one hand and the risks on the other hand.

A guarantee governed by Dutch law may also be voided by a Dutch court if it was created through undue influence (misbruik van omstandigheden), fraud (bedrog), duress (bedreiging) or mistake (dwaling). Furthermore, payment pursuant to a guarantee may be withheld due to unforeseen circumstances (onvoorziene omstandigheden), force majeure (niet-toerekenbare tekortkoming) or reasonableness and fairness (redelijkheid en billijkheid), regardless of any insolvency situation occurring. Other impeding factors include the right to suspend performance (opschorting), dissolution of contract (ontbinding) and set-off (verrekening).

Finally, a guarantee provided by a Dutch company may be suspended or voided by the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer) at the request of (a) the holders of (i) at least 10% of the shares or (ii) shares or depositary receipts with a nominal value of at least EUR 225,000 or such lesser amount as provided in the company’s articles of association, (b) a trade union, or (c) other entities thereto authorized in the company’s articles of association. Similarly, the guarantee itself may be upheld by the Enterprise Chamber, yet payment under it may be suspended or avoided.

Enforcement of U.S. Judgments in the Netherlands

See “Enforcement of Civil Liabilities.”

UNDERWRITING (CONFLICTS OF INTEREST)

Barclays Capital Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, PNC Capital Markets LLC and UBS Securities LLC are acting as representatives of each of the underwriters (the “Underwriters”) named below. Subject to the terms and conditions set forth in the underwriting agreement among us, the Parent and the Underwriters, we have agreed to sell to the Underwriters, and each of the Underwriters has agreed, severally and not jointly, to purchase from us, the aggregate principal amount of Notes set forth opposite its name below:

Underwriter	Aggregate Principal Amount of 2028 Notes	Aggregate Principal Amount of 2032 Notes	Aggregate Principal Amount of 2035 Notes
Barclays Capital Inc.	$73,750,000	$44,250,000	$103,250,000
Goldman Sachs & Co. LLC	73,750,000	44,250,000	103,250,000
J.P. Morgan Securities LLC	73,750,000	44,250,000	103,250,000
PNC Capital Markets LLC	73,750,000	44,250,000	103,250,000
UBS Securities LLC	73,750,000	44,250,000	103,250,000
BofA Securities, Inc.	20,000,000	12,000,000	28,000,000
Citigroup Global Markets Inc.	20,000,000	12,000,000	28,000,000
DBS Bank Ltd.	20,000,000	12,000,000	28,000,000
Deutsche Bank Securities Inc.	20,000,000	12,000,000	28,000,000
Morgan Stanley & Co. LLC	20,000,000	12,000,000	28,000,000
SMBC Nikko Securities America, Inc.	20,000,000	12,000,000	28,000,000
Rabo Securities USA, Inc.	11,250,000	6,750,000	15,750,000

Total	$500,000,000	$300,000,000	$700,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the Underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of the Notes are purchased. If an Underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting Underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the U.S. Securities Act, or to contribute to payments the Underwriters may be required to make in respect of those liabilities.

Commissions and Discounts

Notes sold by the Underwriters to the public initially will be offered at the initial public offering price for the series of Notes set forth on the cover of this prospectus supplement. Any Notes sold by the Underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.250% of the principal amount of the 2028 Notes, 0.250% of the principal amount of the 2032 Notes and 0.250% of the principal amount of the 2035 Notes. Any such securities dealers may resell any Notes purchased from the Underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.125% of the principal amount of the 2028 Notes, 0.125% of the principal amount of the 2032 Notes and 0.125% of the principal amount of the 2035 Notes. If all the Notes are not sold at their initial offering price, the Underwriters may change the offering prices and the other selling terms. The offering of the Notes by the Underwriters is subject to receipt and acceptance and subject to the Underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discounts that we will pay to the Underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by us
Per 2028 Note	0.400%
Per 2032 Note	0.400%
Per 2035 Note	0.400%

New Issue of Notes

The Notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the Notes on any national securities exchange or for inclusion of the Notes on any automated dealer quotation system. We have been advised by certain of the Underwriters that they presently intend to make markets in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading markets for the Notes. If active trading markets for the Notes do not develop, the market prices and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $2,000,000.

Short Positions

In connection with the offering, the Underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the Underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The Underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the prices of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the Underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market prices of the Notes or preventing or retarding a decline in the market prices of the Notes. As a result, the prices of the Notes may be higher than the prices that might otherwise exist in the open market.

Neither we nor any of the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. In addition, neither we nor any of the Underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The Underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, financial advisory, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. In addition, certain of the Underwriters and/or their affiliates are lenders under the Revolving Credit Agreement, the Facility Agreements and/or Commercial Paper Program. They have received, or may in the future receive, customary fees and commissions and reimbursement of expenses for these transactions. In addition, an affiliate of Deutsche Bank Securities Inc. is the Trustee under the Indenture.

In the ordinary course of their business activities, the Underwriters and their affiliates may enter into arm’s-length transactions with us or our affiliates or make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the Underwriters and/or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Extended Settlement

It is expected that delivery of the notes will be made against payment therefor on or about August 19, 2025, which will be the fifth business day after the date of the prospectus supplement. Under Rule 15c6-1 of the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any day prior to the business day before the Settlement Date will be required, by virtue of the fact that the notses will settle in five business days, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Such purchasers should consult their own advisors in this regard.

Conflicts of Interest

As a result of our intended use of a portion of the net proceeds from this offering to redeem the outstanding 5.350% 2026 Notes and 3.875% 2026 Notes, certain of the underwriters and/or certain of their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the notes are investment grade-rated securities.

Selling Restrictions

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the Notes or possession or distribution of this prospectus supplement and the accompanying prospectus or any other offering or publicity material relating to the Notes in any country or jurisdiction where any such action for that purpose is required. Accordingly, the Underwriters have undertaken that they will not, directly or indirectly, offer or sell any Notes or have in its possession, distribute or publish any prospectus, offering memorandum, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of Notes by it will be made on the same terms.

Sales of the Notes in the United States by any underwriter that is not a broker-dealer registered with the SEC will be made only through one or more U.S.-registered broker-dealers in compliance with applicable securities laws and the rules of FINRA.

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Prohibition of Sales to United Kingdom Retail Investors

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

Notice to Prospective Investors in the United Kingdom

In addition, in the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at qualified investors within the meaning of Article 2 of the UK Prospectus Regulation who are, (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), and/or (ii) high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order, which persons together we refer to in this prospectus supplement and the accompanying prospectus as “relevant persons.” Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons only.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering. Upon receipt of this prospectus supplement and the accompanying prospectus, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Center

This prospectus supplement and the accompanying prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and the accompanying prospectus. The Notes to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Notes without disclosure to investors under Chapter 6D of the Corporations Act.

The Notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The Notes may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in this prospectus supplement and the accompanying prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. None of the underwriters or the Company has issued or had in its possession for the purposes of issue, and none of the underwriters or the Company will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Notes may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the Notes be circulated, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, as to matters of U.S. federal and New York state law, and by De Brauw Blackstone Westbroek N.V., as to matters of Dutch law. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York as to matters of U.S. federal and New York state law.

EXPERTS

The consolidated financial statements of NXP Semiconductors N.V. appearing in NXP Semiconductors N.V.’s Annual Report (Form 10-K) for the years ended December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, and the effectiveness of NXP Semiconductors N.V.’s internal control over financial reporting as of December 31, 2024, have been audited by EY Accountants B.V., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Prospectus

NXP B.V.

NXP Funding LLC

NXP USA, Inc.

Debt Securities

fully and unconditionally guaranteed by NXP Semiconductors N.V.

NXP Semiconductors N.V.

Guarantees

NXP B.V. (the “Company”), NXP Funding LLC (“NXP Funding”) and NXP USA, Inc. (“NXP USA” and together with the Company and NXP Funding, the “Issuers”) may offer, issue and sell, together or separately, debt securities, which will be fully and unconditionally guaranteed on a senior unsecured basis by the parent company of the Issuers, NXP Semiconductors N.V. (the “Parent”).

This prospectus describes some of the general terms that may apply to the debt securities to be offered. The specific terms of any debt securities to be offered will be described in supplements to this prospectus, which may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 7 before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

The Parent’s common stock is listed on The Nasdaq Global Select Market under the trading symbol “NXPI.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 12, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that the Parent filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, the Issuers may, from time to time, in one or more offerings, sell debt securities fully and unconditionally guaranteed by the Parent. This prospectus only provides you with a general description of the securities that the Issuers and Parent may offer. Each time the Issuers and Parent sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

None of the Issuers or the Parent has authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of the Issuers and the Parent. None of the Issuers or the Parent take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used in this prospectus, the terms the “Company,” “we,” “our” and “us” refer to NXP B.V. and its consolidated subsidiaries or to the Issuers, taken together, as the context requires.

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WHERE YOU CAN FIND MORE INFORMATION

The Issuers are not currently subject to the periodic reporting and other information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, the Parent is subject to the informational and reporting requirements of the Exchange Act, and, in accordance therewith, files or furnishes annual, quarterly and current reports and other information with the SEC. The reports and other information filed or furnished by the Parent with the SEC pursuant to the requirements of the Exchange Act may be viewed on the SEC’s website at www.sec.gov. The information contained on or accessible through the SEC’s website is expressly not incorporated by reference into this prospectus.

The SEC allows us to disclose important information to you by referring you to other documents filed by the Parent separately with the SEC. This information is considered to be a part of this prospectus and any accompanying prospectus supplement, except for any information that is superseded by information included directly in this prospectus or any accompanying prospectus supplement or incorporated by reference subsequent to the date of this prospectus as described below.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that the Parent has previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2025 and June 29, 2025;

•	Current Reports on Form 8-K filed with the SEC on January 7, 2025, January 13, 2025, February 10, 2025, March 6, 2025, April 28, 2025 (excluding Item 2.02) and June 12, 2025; and

•

the portions of the Parent’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April  29, 2025 that were incorporated by reference into the Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

In addition, we incorporate by reference any future filings the Parent makes with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this prospectus and any accompanying prospectus supplement, effective as of the date they are filed. Any statement contained in this prospectus, any accompanying prospectus supplement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All documents filed by the Parent pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

NXP Semiconductors N.V.

High Tech Campus 60

5656 AG Eindhoven

The Netherlands

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any related free writing prospectus or any document incorporated by reference herein and therein may contain forward-looking statements, which are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. When used in this prospectus, any prospectus supplement, any related free writing prospectus or any document incorporated by reference herein and therein, the words “anticipate”, “believe”, “estimate”, “forecast”, “expect”, “intend”, “plan” and “project” and similar expressions, as they relate to us, our management or third parties, identify forward-looking statements. Forward-looking statements include statements regarding our business strategy, financial condition, results of operations, market data as well as any other statements that are not historical facts. These statements reflect beliefs of our management, as well as assumptions made by our management and information currently available to us. Although we believe that these beliefs and assumptions are reasonable, these statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties expressly qualify all subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf and include the following:

•	market demand and semiconductor industry conditions;

•	our ability to successfully introduce new technologies and products;

•	the demand for the goods into which our products are incorporated;

•	global trade disputes, potential increase of barriers to international trade, including the imposition of new or increased tariffs, and resulting disruptions to our established supply chains;

•	the impact of government actions and regulations, including as a result of executive orders, including restrictions on the export of products and technology;

•	increasing and evolving cybersecurity threats and privacy risks;

•	our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers;

•	our access to production from third-party outsourcing partners, and any events that might affect their business or our relationship with them;

•	our ability to secure adequate and timely supply of equipment and materials from suppliers;

•	our ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly;

•	our ability to form strategic partnerships and joint ventures and successfully cooperate with our strategic alliance partners;

•	our ability to win competitive bid selection processes;

•	our ability to develop products for use in our customers’ equipment and products;

•	our ability to successfully hire and retain key management and senior product engineers;

•

global hostilities, including the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia, and the continued hostilities and armed conflict in the Middle East, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets;

•	our ability to maintain good relationships with our suppliers;

•	our ability to integrate acquired businesses in an efficient and effective manner;

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•

our ability to generate sufficient cash, raise sufficient capital or refinance our debt at or before maturity to meet our debt service, research and development and capital investment requirements; and

•	a change in tax laws could have an effect on our estimated effective tax rates.

In addition, this prospectus contains or incorporates by reference information concerning the semiconductor industry, our end markets and business generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry, our end markets and business will develop. We have based these assumptions on information currently available to us, including through the market research and industry reports referred to in this prospectus or any document incorporated by reference herein. Although we believe that this information is reliable, we have not independently verified and cannot guarantee its accuracy or completeness. If any one or more of these assumptions turn out to be incorrect, actual market results may differ from those predicted. While we do not know what impact any such differences may have on our business, if there are such differences, they could have a material adverse effect on our future results of operations and financial condition, and the trading price of our common stock. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, we do not have any intention or obligation to publicly update or revise any forward-looking statements made in this prospectus, any prospectus supplement or any related free writing prospectus, whether to reflect any future events or circumstances or otherwise.

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THE COMPANY

We are a global semiconductor company and a long-standing supplier in the industry, with over 70 years of innovation and operating history. We provide leading solutions that leverage our combined portfolio of intellectual property, deep application knowledge, process technology and manufacturing expertise in the domains of cryptography-security, high-speed interface, radio frequency, mixed-signal analog-digital, power management, digital signal processing and embedded system design. Our product solutions are used in a wide range of end market applications including: automotive, industrial & Internet of Things, mobile, and communication infrastructure. We engage with leading global original equipment manufacturers and sell products in all major geographic regions. As of December 31, 2024 we had approximately 33,100 employees, with research and development activities and manufacturing facilities in Asia, Europe and the United States.

For the fiscal quarter ended June 29, 2025, we generated revenue of $2,926 million and operating income of $687 million.

Our corporate seat is in Eindhoven, the Netherlands. Our executive office is at High Tech Campus 60, 5656 AG Eindhoven, the Netherlands, and our telephone number is +31 40 2729999. Our registered agent in the United States is NXP USA, Inc., 6501 William Cannon Dr. West, Austin, Texas 78735, United States of America, phone number +1 512 933 8214.

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INFORMATION REGARDING THE ISSUERS

NXP B.V. was incorporated in the Netherlands as a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) on December 21, 1990 as a wholly owned subsidiary of Koninklijke Philips N.V. (“Philips”). On September 29, 2006, in connection with the sale by Philips of 80.1% of its semiconductor business to a consortium of funds advised by Kohlberg Kravis Roberts & Co. L.P., Bain Capital Partners, LLC, Silver Lake Management Company, L.L.C., Apax Partners LLP and AlpInvest Partners N.V., the Company changed its name from Philips Semiconductors International B.V. to NXP B.V. We refer to this acquisition of Philips’s semiconductor business as our “Formation.” Since our Formation, all members of the consortium of funds that invested in us have sold their shareholding in the Company. The Company’s corporate seat is in Eindhoven, the Netherlands. The Company’s registered office is at High Tech Campus 60, 5656 AG Eindhoven, the Netherlands, and its telephone number is +31 40 2729960.

NXP Funding LLC is a wholly owned subsidiary of the Company that was formed in Delaware as a limited liability company on September 11, 2006. The address NXP Funding’s registered office in Delaware is 251 Little Falls Drive, Wilmington, Delaware 19808 and its telephone number is +1 512 933 8214.

NXP USA, Inc. is a wholly owned, indirect subsidiary of the Company that was incorporated in Delaware as a corporation on December 3, 2003. The address of NXP USA’s registered office in Delaware is 251 Little Falls Drive, Wilmington, Delaware 19808 and its telephone number is +1 512 933 8214.

On August 5, 2010, the Parent, the holding company of the Issuers, completed an initial public offering and listed on the NASDAQ Global Select Market.

The Parent’s website is at http://www.nxp.com. The information and other content contained on or accessible through our website are not part of this prospectus.

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RISK FACTORS

Investing in our securities involves risk. See the risk factors described in the Parent’s most recent annual report on Form 10-K (together with any material changes thereto contained in subsequently filed quarterly reports on Form 10-Q) and those contained in the Parent’s other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

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USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes.

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DESCRIPTION OF DEBT SECURITIES

The Issuers may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities that the Issuers may offer and guarantees thereof by the Parent (in its role as guarantor under the Indenture (as defined below), the “Guarantor”). The particular terms of the debt securities and guarantees thereof offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, any debt securities will be issued in one or more series under the indenture dated as of May 16, 2022, as supplemented by the first supplemental indenture dated as of May 16, 2022 (the “Indenture”), each among the Issuers, the Guarantor and Deutsche Bank Trust Company Americas, as trustee. The Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the Indenture and those made a part of the Indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the Indenture in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the Indenture is unlimited. The prospectus supplement relating to any series of debt securities that the Issuers may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

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•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the terms of the guarantee by the Guarantor (including provisions relating to seniority, subordination and release of the guarantees);

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the Indenture both with and without the consent of holders of debt securities issued under the Indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the Indenture with respect to such series of debt securities).

General

The Issuers may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the Indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the Indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

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Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Guarantees

The Guarantor will fully and unconditionally guarantee all obligations of the Issuers under the Indenture and the related debt securities. Unless otherwise provided in a prospectus supplement, each guarantee will be a senior unsecured obligation of the Guarantor.

Governing Law

The Indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

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ENFORCEMENT OF CIVIL LIABILITIES

The Company, NXP B.V., is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands and certain of its directors and executive officers, are residents of the Netherlands. In addition, a substantial portion of the assets owned by us and the aforesaid individuals are located outside the United States. Similarly, the Parent is incorporated under the laws of the Netherlands. As a result, it may be difficult or impossible for you to effect service of process upon us or any of the aforesaid persons within the United States with respect to matters arising under the U.S. federal securities laws or to enforce against us or any of such persons judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws. Service of process in U.S. proceedings on persons in the Netherlands, however, is regulated by a multilateral treaty guaranteeing service of writs and other legal documents in civil cases if the current address of the defendant is known. A competent Dutch court will apply Dutch private international law to determine which laws will be applicable to any private law claim brought before it and apply such laws to such claim. It is uncertain whether a Dutch court would apply or enforce the civil liability provisions of U.S. federal securities laws.

In the absence of an applicable treaty for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters to which the United States and the Netherlands are a party, a judgment obtained against the Company or the Parent in the courts of the United States, whether or not predicated solely upon the U.S. federal securities laws, including a judgment predicated upon the civil liability provisions of the U.S. securities laws or securities laws of any state or territory within the United States, will not be directly enforceable in the Netherlands.

In order to obtain a judgment which is enforceable in the Netherlands, the claim must be relitigated before a competent court of the Netherlands. The relevant Netherlands court has discretion to attach such weight to a judgment of the courts of the United States as it deems appropriate. Based on case law, the courts of the Netherlands may be expected to recognize and grant permission for enforcement of a judgment of a court of competent jurisdiction in the United States without re-examination or relitigation of the substantive matters adjudicated thereby, provided that (i) the relevant court in the United States had jurisdiction in the matter in accordance with standards which are generally accepted internationally; (ii) the proceedings before that court complied with principles of proper procedure (behoorlijke rechtspleging); (iii) recognition and/or enforcement of that judgment does not conflict with the public policy (openbare orde) of the Netherlands; and (iv) recognition and/or enforcement of that judgment is not irreconcilable with a decision of a Netherlands court rendered between the same parties in a dispute that is about the same subject matter and that is based on the same cause, provided that earlier decision can be recognized in the Netherlands. Enforcement of any foreign judgment in the Netherlands will be subject to Dutch civil procedure rules. Judgments rendered in a foreign currency can be enforced against assets in the Netherlands in euro only (at the applicable rate of exchange). Furthermore, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they compensate actual losses or damage.

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PLAN OF DISTRIBUTION

The Issuers may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers;

•	through agents or dealers to purchasers;

•	through a combination of any of these methods; or

•	through any other methods as described in a prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement. The applicable prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by the Issuers;

•	any initial public offering price;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In addition, the Issuers may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

Underwriters and agents may be entitled under agreements entered into with the Issuers to indemnification by the Issuers against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for the Issuers and its affiliates in the ordinary course of business.

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LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, as to matters of U.S. federal and New York state law, and by De Brauw Blackstone Westbroek N.V., as to matters of Dutch law. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

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EXPERTS

The consolidated financial statements of NXP Semiconductors N.V. appearing in NXP Semiconductors N.V.’s Annual Report (Form 10-K) for the years ended December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, and the effectiveness of NXP Semiconductors N.V.’s internal control over financial reporting as of December 31, 2024, have been audited by EY Accountants B.V., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

15

$1,500,000,000

$500,000,000 4.300% Senior Notes due 2028

$300,000,000 4.850% Senior Notes due 2032

$700,000,000 5.250% Senior Notes due 2035

Prospectus Supplement

Joint Book-Running Managers

Barclays

Goldman Sachs & Co. LLC

J.P. Morgan

PNC Capital Markets LLC

UBS Investment Bank

BofA Securities

Citigroup

DBS Bank Ltd.

Deutsche Bank Securities

Morgan Stanley

SMBC Nikko

Rabo Securities

August 12, 2025